LEASE AGREEMENT



       THIS LEASE AGREEMENT (the AAgreement@), dated as of July 1, 1999, by and between the KENTON COUNTY AIRPORT BOARD (the AIssuer@), a public body corporate and politic established as a local air board, constituting a political subdivision of the Commonwealth of Kentucky, duly organized and validly existing under the laws of the Commonwealth of Kentucky, including Chapter 183 of the Kentucky Revised Statutes, and MESABA AVIATION, INC., d/b/a/ Mesaba Airlines, a corporation duly organized and validly existing under the laws of the State of Minnesota, and duly qualified to do business in the Commonwealth of Kentucky (the ACompany@);


       WHEREAS, the Company has previously requested the Issuer to authorize and issue, for the benefit of the Company, one or more series of Special Facilities Revenue Bonds pursuant to the statutory authority of Chapter 183 and Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes (the AAct@), for the purpose of funding qualified airport facilities to be leased, operated and used by the Company in its operations, consisting of an aircraft hanger and related maintenance and repair facilities approximately 126,000 square feet in size, of which approximately 63,000 square feet will be comprised of hanger bay space for the Company=s commercial passenger aircraft and approximately 63,000 square feet will be comprised of aircraft maintenance shops and facilities and support space, including functionally related and necessary machinery and equipment, plus associated and adjacent aircraft parking ramp areas (collectively, the AProject Facilities@), which Project Facilities will be situated at the Cincinnati/ Northern Kentucky International Airport in Boone County, Kentucky (the "Airport") and which will constitute an airport or facilities functionally related and subordinate to an airport within the meaning of Section 142(a)(1) of the Internal Revenue Code of 1986, as amended (the ACode@). The Project facilities will be used for airport and air transportation purposes, be available for public use and will provide public benefit; and

       WHEREAS, the Issuer owns and operates the Cincinnati/Northern Kentucky International Airport in Boone County, Kentucky and is authorized by the provisions of the Constitution and laws of the Commonwealth of Kentucky, including KRS Chapter 183, KRS Sections 103.200 to 103.286, inclusive, and
  Section 142 of the Code, to cause the Project Facilities to be acquired and constructed and to lease the Project Facilities to the Company for such rentals and upon such conditions as are herein provided; and


       WHEREAS, the airport facilities to be financed, constructed and installed for lease to the Company, an airline and a common carrier, will promote the economic development of the Commonwealth of Kentucky, relieve conditions of unemployment and encourage the increase of industry in Kentucky and will otherwise perform public purposes as provided by the Act, and as approved in the cases, inter alia of Faulconer v. City of Danville (Ky), 232 SW2d 80, Norvell v. City of Danville (Ky), 355 SW2d 689, Gregory v. City of
  Lewisport (Ky), 369 SW2d 133 and Massey v. City of Franklin (Ky), 384 SW2d 505; and


               WHEREAS, in accordance with such requests by the Company, the Issuer adopted a Resolution on January 18, 1999 agreeing to the

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          issuance of such Special Facilities Revenue Bonds, to be paid solely and only by lease payments and other payments to be made by the Company or from the Proceeds of such Bonds or from moneys derived from enforcement of the Leasehold Mortgage, hereinafter defined; and the corporate parent of the Company, Mesaba Holdings, Inc., a Minnesota corporation, has, pursuant to the Guaranty, guaranteed (i) the payment of principal of, premium, if any and interest on the 1999 Series A Bonds, hereinafter defined and (ii) the full and prompt performance and observance by the Company of all of the Company=s obligations and covenants under this Lease, the Ground Lease, as hereinafter defined, and the Leasehold Mortgage; and


               WHEREAS, the Company has, pursuant to the foregoing, caused to be designed and has initiated construction and acquisition of, certain airport facilities constituting the Project Facilities to the Company's specifications to meet the Company's special air transportation business needs and purposes, which will be exclusively leased by the Company under this Agreement for the periods specified herein and which will be financed in whole or in part pursuant to KRS Sections 103.200 to 103.285, inclusive; and


               WHEREAS, the Issuer has, by resolution duly adopted on August 16, 1999, duly authorized the issuance of its Special Facilities Revenue Bonds, 1999 Series A (Mesaba Aviation, Inc. Project) (the A1999 Series A Bonds@) to provide funds to finance some or all of the Project Facilities; and


               WHEREAS, pursuant to an Indenture of Trust of even date herewith (said Indenture of Trust, as hereafter amended and supplemented from time to time, being herein referred to as the AIndenture@) between the Issuer and Norwest Bank Minnesota, National Association, as trustee (said trustee, or its successors under the Indenture, being herein referred to as the ATrustee@), the Issuer has issued $14,000,000 aggregate principal amount of 1999 Series A Bonds, the Proceeds of which are to be applied for financing the Project Facilities; and


               WHEREAS, contemporaneously with the issuance of the 1999 Series A Bonds, the Issuer will assign its rights and benefits under this Agreement (except for certain Unassigned Rights) to the Trustee as further security for the 1999 Series A Bonds; and


               WHEREAS, the Bonds issued pursuant to this Agreement and the Indenture shall be special and limited obligations of the Issuer, payable solely and only from and secured by, the Trust Estate, as defined in the Indenture, including but not limited to the revenues or other receipts, funds or moneys to be derived by the Issuer under this Agreement, from the Guaranty, from the Leasehold Mortgage, as security for its performance hereunder, from the unexpended Proceeds of the Bonds, and from the earnings on all of


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          the amounts held by the Trustee under the Indenture (except moneys held in the Rebate Fund); and


               WHEREAS, the execution and delivery of this Agreement has been duly and lawfully authorized by both the Issuer and the Company, and all conditions, acts and things necessary and required by the Constitution and statutes of the Commonwealth of Kentucky (the ACommonwealth@) or otherwise, to exist, to have happened, or to have been performed precedent to and in the execution and delivery of this Agreement and in the issuance of the 1999 Series A Bonds authorized in the Indenture, do exist, have happened and have been performed in regular form, time and manner.


               NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Issuer and the Company, each binding itself, its successors and assigns,do mutually promise, covenant and agree as follows, provided that in the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability or give rise to any pecuniary liability of the Issuer, the Commonwealth or any political subdivision thereof, including the Issuer and the County of Kenton, Kentucky and neither the Issuer, the Commonwealth, the County of Kenton, Kentucky, nor any such political subdivision shall be liable on any obligation so incurred, but any such obligation shall be payable solely and only from, and secured by, the Trust Estate, including the Receipts and Revenues.

                                      ARTICLE I

                                     DEFINITIONS

               Section 1.01. Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement or in the Indenture or by reference to another document, the words and terms set forth in Section 1.02 and 1.03 shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein.

               Section 1.02. Incorporation of Certain Terms by Reference. When and if used in this Agreement, the following terms shall have the meaning set forth in Section 1.01 of the Indenture:

               AAct@
               AAdditional Bonds@
               AAgreement@
               AAirport@
               AAuthenticating Agent@
               AAuthorized Company Representative@

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               ABankruptcy Code@
               ABankruptcy Counsel@
               ABond Fund@
               ABusiness Day@
               ACompany@
               AConstruction Fund@
               ACosts of Construction@
               ACounsel@
               ADate of Issuance@
               AFacility Rentals@
               AFavorable Opinion of Bond Counsel@
               AGovernment Obligations@
               AGround Lease@
               AGround Lease Termination@
               AGuaranty@
               AGuarantor@
               AIndenture@
               AInterest Payment Date@
               AInvestment Securities@
               AIssuer@
               AMoody's@
               AOutstanding@
               AOwner@
               APaying Agent@
               APerson@
               ARating Category@
               AReceipts and Revenues@
               ARegistrar@
               ASeries@ or ASeries of Bonds@
               AS&P@
               ATrust Estate@
               ATrustee@
               AUnassigned Rights@
               A1999 Series A Bonds@

               Section 1.03. Additional Definitions. In addition to the terms whose definitions are incorporated by reference herein pursuant to Section 1.02, the following terms shall have the meanings set forth in this Section unless the use or context clearly indicates otherwise:

               AAcquisition and Construction@ means, as appropriate, any design and any temporary or permanent acquisition, construction, equipping, demolition, installation, additional improvement to, restoration, reacquisition, expansion, reconstruction, reproduction or reequipping of the Project Facilities and including any related and necessary demolition of existing facilities or improvements.

               AAdministration Expenses@ shall mean the reasonable administrative expenses incurred by the Issuer with respect to the Bonds, the Indenture, this Agreement, the Leasehold Mortgage and the Guaranty (except for expenses incurred by the Issuer excluded

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



          from indemnification pursuant to Section 6.08 hereof, if any), including, without limitation, the reasonable fees and disbursements of Bond Counsel and Counsel for the Issuer and reasonable out-of-pocket expenses of the Issuer incurred in connection with the authorization, issuance and sale of the Bonds and the compensation and reimbursement of reasonable fees, expenses and advances payable to the Trustee, the Registrar and the Paying Agent and the Authenticating Agent (including the reasonable fees and expenses of their counsel) under the Indenture, together with applicable taxes and other governmental charges.

               A Arbitrage Certificate@ means the Arbitrage Certificate dated as of the Date of Issuance and delivery of the 1999 Series A Bonds, to be issued by the Issuer, based upon a certification furnished by the Company.

               AAuthorized Issuer Representative@ means the person or persons at the time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of each such person and signed on behalf of the Issuer by its Chairman or its Secretary-Treasurer, to act on behalf of the Issuer. Such certificate shall designate an alternate or alternates.

               ABond@ or ABonds@ means all 1999 Series A Bonds and all Additional Bonds, delivered under and pursuant to the Indenture and any Supplemental Indenture, including any bonds issued in substitution therefor.

               ABond Counsel@ means Harper, Ferguson & Davis or any other firm of attorneys approved by the Issuer and not unacceptable to the Company, having a national reputation in the field of municipal law whose opinions with respect to the exclusion of interest on state or local governmental obligations from gross income for purposes of federal income taxation are generally accepted by purchasers of state or local governmental obligations.

               ABond Resolution@ shall mean the resolution of the Issuer adopted on August 16, 1999, authorizing the issuance and sale of the 1999 Series A Bonds and authorizing the execution, delivery and performance of this Agreement and the Indenture and determining other matters in connection therewith.

               ABond Year@ shall have the meaning ascribed to such term in the Indenture.

               ACode@ means the Internal Revenue Code of 1986, as amended, or any successor legislation applicable to the Bonds, and the regulations and published rulings promulgated thereunder.

               ACommonwealth@ means the Commonwealth of Kentucky.



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



               ACompany Tax Certificate@ means the Company Tax Certificate and Compliance Agreement, executed and delivered by the Company on the Date of Issuance, regarding compliance with the Code to assure that interest on the 1999 Series A Bonds which is intended to be excluded from gross income for federal income tax purposes is so excluded.

               ACompletion Date@ means the date of completion of the Acquisition and Construction of the Project Facilities financed by the 1999 Series A Bonds, as such date or dates shall be certified as provided in Section 3.04 hereof.

               ADetermination of Taxability@ shall have the meaning specified in Section 9.02 of this Agreement.

               AExcluded Equipment@ shall have the meaning specified in
          Section 5.03 of this Agreement.

               AGross Award@ means the total of amounts awarded to or received by the Issuer and/or the Company as damages, compensation or otherwise, by reason of the taking of the Project Facilities or any part thereof as a result of or in anticipation of the exercise of the right of condemnation or eminent domain. The term AGross Award@ shall include any amounts awarded as damages, compensation or otherwise, by reason of the taking as a result of or in anticipation of the exercise of the right of condemnation or eminent domain of any of the land leased to the Company pursuant to any ground lease.

               AGround Lease@ means the Ground Lease, dated as of September1, 1999 by and between the Issuer and the Company.

               ALeasehold Mortgage@ means the Leasehold Mortgage dated as of July 1, 1999, granted by the Company to the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

               ANet Proceeds@ means, with respect to the 1999 Series A Bonds and all Additional Bonds, the Proceeds of such issue of Bonds reduced by amounts of such Proceeds in a reasonably required reserve or replacement fund.

               ANet Insurance Proceeds@ means the gross receipts from the policy or policies of property insurance required to be procured and maintained pursuant to Section 5.06 remaining after payment of all expenses (including attorney's fees and any extraordinary fee of the Trustee) incurred in the collection of such gross receipts.

               APerson@ means any natural person, corporation, cooperative, partnership, trust or unincorporated organization, government or governmental body or agency, political subdivision or other legal entity as in the context may be appropriate.

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               APlans and Specifications@ means the plans and specifications for the Acquisition and Construction of the Project Facilities, prepared by the Company and approved by the Issuer, as the same may be supplemented, amended or modified from time to time upon the approval of the Issuer as to any such substantial and material amendments, supplementations or modifications, and shall include all plans and specifications prepared by the Company and approved by the Issuer for any additions or improvements to, or any restoration, reacquisition, expansion, reconstruction, reproduction or reequipping of the Project Facilities in accordance with Section
          3.01. All such Issuer approvals shall be for the purpose of assuring compatibility of the Project Facilities with existing Airport facilities and with the continuous operation of the Airport and for assuring that the Project Facilities do not violate, or cause the Issuer to violate, applicable law or regulations as provided in Section 3.01(a). Such Issuer approvals shall not be unreasonably withheld.

               AProceeds@ shall have the meaning ascribed to such term by
          Section 1.141-2 of the Treasury Regulations promulgated under
          Section 141 of the Code.

               AProject Facilities@ shall mean, collectively, the airport facilities and improvements financed with the Proceeds of the 1999 Series A Bonds and the site thereof, all as described in Exhibit A attached hereto, as such exhibit may be amended by the Company in its discretion from time to time (provided that no such amendment shall materially change or alter the nature and character of the Project Facilities as facilities constituting an airport or facilities functionally related and subordinate thereto), and including, until completion thereof, inter alia, any necessary
          temporary   facilities,   necessary   utilities,   public   ways,
          thoroughfares and roads, and similar facilities.

               A Rebatable Arbitrage@ means with respect to any series of Bonds, the amount required to be rebated to the United States pursuant to Section 148(f)(2) of the Code or successor provisions applicable to the Bonds.

               ARebate Expert@ means any of the following, chosen by the Company and acceptable to the Issuer: (a) any national firm of certified public accountants or (b) any reputable firm which offers to the tax-exempt bond industry rebate calculation services and holds itself out as and is generally recognized as having expertise in that area.

               ARebate Fund@ means the fund bearing such name created in by
          Section 6.02 of the Indenture.

               A S.E.C.@ means the United States Securities and Exchange Commission.

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




               Section 1.04. Interpretation. Any reference herein to the Issuer or to any member or officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

               Any reference to a section or provision of the Constitution of the Commonwealth or the Act, or to a section, provision or chapter of the Kentucky Revised Statutes, as amended, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Owners of the Bonds, the Trustee or the Company under this Agreement.

               Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms Ahereof@, Ahereby@, Aherein@, Ahereto@, Ahereunder@ and similar terms refer to this Agreement; and the term Ahereafter@ means after, and the term Aheretofore@ mean before, the date of delivery of the 1999 Series A Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

               Any reference to an Article number (e.g., Article IV) or a Section number (e.g., Section 8.03) without further qualification shall be construed to be a reference to the designated Article number or Section number hereof unless the use or context clearly indicates otherwise.

               Section 1.05. Captions and Headings. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                                     ARTICLE II


                                   REPRESENTATIONS

               Section 2.01. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants as the basis for the undertakings on its part herein contained, provided, however, that the Issuer shall incur no liability whatsoever arising out of or in any way related to the reliance by the Company, the Trustee or any other person upon the truth or accuracy of any such representation or warranty by the Issuer and/or performance of any such covenant by or on the part of the Issuer:

                    (a)  Authorization.    The Issuer is a body politic and
               corporate and a local air board established pursuant to Chapter 183 of the Kentucky Revised Statutes constituting a political subdivision of the Commonwealth of Kentucky and existing pursuant to the Kentucky Revised Statutes.

                    (b) Power and Authority.   The Issuer has full power and
               authority to execute, deliver, issue and perform its duties under the 1999 Series A Bonds, the Indenture, this Agreement and the Ground Lease and to execute, deliver and perform all other agreements and instruments executed and delivered or to be executed and delivered by the Issuer pursuant to or in connection with this Agreement and the transactions contemplated hereby.

                    (c)  Obligations Legal, Valid and Binding.   This
               Agreement, the Indenture and the Ground Lease have been duly and validly executed and delivered by the Issuer, and the Bonds constitute and will constitute the legal, valid and binding limited and special obligations of the Issuer payable solely from the Trust Estate; and the 1999 Series A Bonds, the Indenture, this Agreement and the Ground Lease are enforceable against the Issuer in accordance with their respective terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting and enforcement of creditors= rights and remedies generally, and by equitable principles.

                    (d)  No Legal Bar.   The Issuer is not in violation of
               the Act, or any other laws of the Commonwealth, which would affect the Issuer's existence or its powers referred to in this Agreement. The execution, delivery and performance by the Issuer of the 1999 Series A Bonds, the Indenture, this Agreement and the Ground Lease and all other agreements and instruments relating to all the foregoing to be executed and delivered by the Issuer in connection herewith and therewith,
               (a) do not and will not violate any provision of the Act, the laws of the Commonwealth, or any other applicable law, regulation, order, writ, judgment or decree of any court, arbitrator or governmental authority, (b) do not and will not violate any provision of, constitute a default under, or result in the creation or imposition of any lien on any of the assets of the Issuer pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Issuer is a party or which purports to be binding on the Issuer or on any of its assets, and (c) will not create, with respect to the obligations of the Issuer under this Agreement, a general or subordinated revenue obligation of the Issuer, but only a special obligation payable solely from the Trust Estate, including the Receipts and Revenues.


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                    (e)  Consents.   Except as otherwise disclosed in an
               exhibit attached to this Agreement on or before the Date of Issuance of the 1999 Series A Bonds, the Issuer will have obtained any consents, permits, licenses and approvals required under law to authorize the execution, delivery and performance of the Indenture, this Agreement and the Ground Lease, the issuance of the 1999 Series A Bonds and the consummation of the transactions contemplated thereby, and all such consents, permits, licenses and approvals remain in full force and effect.

                    (f)  Litigation.   There is no litigation pending or
               threatened (a) which might materially affect the transactions contemplated by this Agreement and the Ground Lease, or affect the validity or enforceability hereof or thereof, or any agreement or instrument to which the Issuer is bound and which is used or contemplated for use in the consummation of the transactions contemplated by the Indenture, this Agreement and the Ground Lease, or (b) which in any way contests the existence or organization of the Issuer; or (c) which in any way contests or seeks to enjoin the issuance of any of the 1999 Series A Bonds. The Issuer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal or under any agreement, indenture, mortgage, lease or other instrument to which the Issuer is a party or by which it is or may be bound or affected.

                    (g) Maintenance of Exempt Status.  The Issuer will take
               no action that may cause the Plans and Specifications to be materially changed or revised, or the Project Facilities to be operated, maintained, repaired or renovated, in a manner such that the Project Facilities financed by the Proceeds of the 1999 Series A Bonds or any Additional Bonds will not qualify as an airport or facilities functionally related and subordinate to an airport within the meaning of Section 142 of the Code and the income tax regulations promulgated thereunder, as determined by a written opinion of Bond Counsel.

                    (h) No Defaults.  No event has occurred and no condition
               exists with respect to the Issuer which would constitute an Event of Default under this Agreement, the Ground Lease or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Agreement, the Ground Lease or the Indenture.

                    (i) No Prior Pledge.  Neither this Agreement, the Ground
               Lease nor the Receipts and Revenues have been or will be pledged, assigned or hypothecated by the Issuer, in whole or in part, in any manner or for any purpose other than as

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



               provided in the Indenture as security for the payment of the interest, principal and premium on the 1999 Series A Bonds.

               Section 2.02. Limited Obligations. Notwithstanding anything herein contained to the contrary, no obligation or liability, either direct or contingent, that the Issuer may incur for the payment of money arising out of this Agreement, the Indenture, the issuance of the Bonds or any other related document to which the Issuer is a party or by which the Issuer is bound shall constitute a debt or a pledge of the faith and credit of the Issuer or of the Commonwealth or of any political subdivision thereof, but shall be special and limited obligations of the Issuer payable solely from
          (i) the Trust Estate, (ii) Proceeds derived from the sale of the 1999 Series A Bonds and (iii) amounts on deposit from time to time in the Bond Fund, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

               Section 2.03. No Warranty by Issuer of Condition or Suitability of the Project Facilities. The Issuer makes no representations or warranty, either express or implied, as to the suitability, fitness or utilization of the Project Facilities or the absence of mechanic=s or materialments liens thereon or with respect thereto or as to the condition of the Project Facilities or that the same is or will be free from defects, latent or patent, or will be suitable for the Company's purposes or needs, all of the same being leased to the Company as is, where is, with all faults and without warranty of merchantability or fitness for a particular purpose.

               Section 2.04. Representations and Warranties of the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                    (a) Corporate Organization and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business and is in good standing under the laws of the Commonwealth, and (ii) has all requisite power and authority and all material licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted and to enter into and to perform and observe the agreements on its part contained in this Agreement and the Ground Lease; and by proper corporate action has been duly authorized to execute and deliver this Agreement and the Ground Lease. The Company is a wholly-owned subsidiary of Mesaba Holdings, Inc., a Minnesota corporation.

                    (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Company threatened, against or affecting the

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



               Company in any court or before any governmental authority or arbitration board or tribunal which, in the Company's opinion, are likely to materially and adversely affect the transactions contemplated by this Agreement, the Ground Lease or the Indenture, or which, in any way, adversely affect the validity or enforceability of the 1999 Series A Bonds, the Indenture, this Agreement or the Ground Lease.

                    (c) Agreements Are Valid and Authorized.  The execution
               and delivery by the Company of this Agreement, the Ground Lease and the Leasehold Mortgage and the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) materially conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a material default under, any agreement, charter document, by-law or other instrument to which the Company is a party or by which it may be bound, or any licenses, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, or (ii) result in the creation or imposition of any prohibited material lien, charge or encumbrance of any nature whatsoever upon any material property or assets of the Company under the terms of any instrument or agreement to the extent that any of the events described in clauses (i) and
               (ii) would have a material adverse effect on the financial condition of the Company.

                    (d) Governmental Consent. In connection with the transactions contemplated by this Agreement, the Ground Lease and the Indenture, no circumstances in connection with the execution, delivery and performance by the Company of this Agreement or the offer, issue, sale or delivery by the Issuer of the 1999 Series A Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company, other than those already obtained as of the Date of Issuance of the 1999 Series A Bonds;provided, however, no representation is made herein as to compliance with the securities or Ablue sky@ laws of any jurisdiction.

                    (e) No Defaults.  No event has occurred and no condition
               exists with respect to the Company that would constitute an Event of Default under this Agreement or the Ground Lease or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Agreement or the Ground Lease.

                    (f) Consents and Permits. All necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities to be obtained by the Company as of the date hereof in connection with the

               Acquisition and Construction of the Project Facilities have been obtained and are in full force and effect, and the Company knows of no reason why it is not eligible to obtain all other necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities to be obtained by the Company after the date hereof in connection with the completion of the Acquisition and Construction and the operation of the Project Facilities.

                    (g) Useful Life of Project Facilities. The reasonably expected economic life of the Project Facilities to be financed with the Proceeds of the 1999 Series A Bonds (as determined under Section 147(b) of the Code) is ______ years, as shown in Exhibit B, attached hereto and made a part hereof.
                The Company presently intends to continue to operate or cause the Project Facilities to be operated as airport facilities or facilities functionally related and subordinate thereto pursuant to the Code until all of the 1999 Series A Bonds are paid and discharged.

                    (h) Average Maturity of 1999 Series A Bonds. The weighted average maturity of the 1999 Series A Bonds does not exceed 120% of the reasonably expected weighted average economic life of the Project Facilities to be financed with the Proceeds of the 1999 Series A Bonds, as reflected in

               Exhibit B, attached hereto and made a part hereof.

                    (i) Tax Status of 1999 Series A Bonds.  The Company has
               not taken and will not take any action, and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the 1999 Series A Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes (except any 1999 Series A Bond for any period during which such 1999 Series A Bond is held by a Asubstantial user@ of the Project Facilities financed with the Proceeds of the 1999 Series A Bonds or a Arelated person@ to such Asubstantial user@ as such terms are defined in Section 147(a) of the Code).

                    (j) No Change in Financial Condition. The Company=s financial operations are consolidated with those of its corporate parent, the Guarantor, for accounting presentation and federal income tax purposes. The annual, quarterly and other required filings periodically made by the Guarantor with the United States Securities and Exchange Commission (the AS.E.C.@) are incorporated herein by reference. Since the adoption by the Issuer on January 18, 1999, of a reimbursement resolution in respect of the financing of the Project Facilities, there has been no material adverse change in the financial condition of the Guarantor from the condition reflected in the S.E.C. statements filed by the Guarantor as of such date.

               (k) Inducement. The availability of the financial assistance by the Issuer in issuing the 1999 Series A Bonds has been an important inducement to the Company to undertake the Project Facilities and to locate the Project Facilities in the Commonwealth.

                    (l) Title to Project Facilities Financed with Proceeds of the 1999 Series A Bond s. The Company agrees that in accordance with Section 142(a)(1) of the Code, title to the Project Facilities financed with the Proceeds of the 1999 Series A Bonds shall be governmentally owned by the Issuer.

                    (m) Ground Lease. The Ground Lease continues in full force and effect as the legal, valid and binding obligation of the Company thereunder, without material default by the Company, or to the best knowledge of the Company, by the Issuer thereunder; and the Company has neither received nor delivered any notice of default or termination under the Ground Lease.

                    (n)Guaranty Agreement.  The Guaranty Agreement continues
               in full force and effect as the legal, valid and binding obligation of the Guarantor, Mesaba Holdings, Inc., without material default by the Guarantor, and the Guarantor has neither received nor delivered any notice of default or termination under the Guaranty Agreement. The Company also represents that this Agreement does not cause a default under the Guaranty Agreement.

                    (o) Leasehold Mortgage.  The Leasehold Mortgage continues
               in full force and effect as the legal, valid and binding obligation of the Company, without material default by the Company, or to the best knowledge of the Company, by the Trustee thereunder; and the Company has neither received nor delivered any notice of default or termination under the Leasehold Mortgage.

                                     ARTICLE III

                           COMMENCEMENT AND COMPLETION OF
                      THE PROJECT FACILITIES; ISSUANCE OF BONDS

               Section 3.01. Agreement Regarding the Acquisition and Construction of the Project Facilities.

                    (a) Subject to (i) the provisions of Section 3.05 hereof, (ii) compliance with the provisions of the Ground Lease and (iii) the obtaining of all governmental approvals required for the Acquisition and Construction of the Project Facilities, including, but not limited to, any necessary approvals or permits of the Federal Aviation Administration (AFAA@), the Company will use its best efforts and proceed with reasonable speed and dispatch to cause the Acquisition and Construction of the Project Facilities substantially in accordance with the Plans and Specifications as prepared by the Company in reasonable detail and delivered to and approved by the Issuer. Any supplements, amendments, changes and additions to such Plans and Specifications shall be subject to the reasonable approval of the Issuer as to their compliance with the rules, regulations and procedures of the Issuer, however, that the Issuer shall incur no pecuniary liability to the Company, the Trustee or any other Person as a result of
               having  given  or  withheld  such  approval.    No  material
               supplements, amendments, changes or additions to the Plans and Specifications shall materially change the descriptions set forth in the exhibits hereto or change the function of any principal component described in the Plans and Specifications, unless there shall be filed with the Issuer and the Trustee the written approving opinion of Bond Counsel to the effect that such supplement, amendment, change or addition will not result in the inclusion of interest on any 1999 Series A Bond in the gross income of the holder thereof for federal income tax purposes (except in respect to Asubstantial users@ and Arelated persons@ as described in Section 147(a)(1) of the
               Code) and will not adversely affect the qualification of the Project Facilities as a financeable project under the Act or the Code. In the event of such a change in the descriptions set forth in the exhibits hereto and following receipt by the Issuer and the Trustee of such opinion of Bond Counsel, the Issuer and the Company shall amend (without any requirement for Bondholder consent) any or all of the exhibits to this Agreement and the Ground Lease to reflect such change.

                    (b) In no event shall any changes or revisions in Plans and Specifications (i) cause the Project Facilities, or any portion thereof, to be structurally unsound, unsafe or hazardous; (ii) fail to provide for sufficient clearance for taxiways and aprons, if applicable; (iii) provide for use of the Project Facilities, or any portion thereof, for purposes other than those initially contemplated and agreed to by the Issuer, unless approved in writing by the Issuer;
               (iv) adversely affect the qualification of the Project Facilities as a financeable project under the Act or the Code or impair the exclusion of interest on any of the 1999 Series A Bonds from gross income for purposes of federal income taxation (except with respect to Asubstantial users@ and Arelated persons@ as described in Section 147(a)(1) of the
               Code); or (v) fail to comply with or be inconsistent with the terms and conditions of this Agreement. The Company shall not be deemed to be in default under the provisions of this
               Section 3.01 if the Acquisition and Construction of all or any portion of the Project Facilities shall be delayed or prevented by the Company's inability to secure needed labor or material, stormy or inclement weather, strikes, labor disputes, lockouts or like trouble, acts of God, acts of neglect of the Issuer or its agents or employees, laws, regulations or restrictions of or imposed by any governmental entity, agency or board, orders of any court, or fire or other similar catastrophe or any other cause that is beyond the Company's reasonable control;provided, however, that if any of such events occur in connection with the Acquisition and Construction of all or any portion of the Project Facilities, the Company shall in good faith use its best efforts to remedy the cause or causes preventing it from carrying out such Acquisition and Construction if practicable, at reasonable cost (in the Company's judgment) and subject to the remaining terms hereof; and provided further that settlement of strikes, lockouts and other labor disputes shall be entirely within the discretion of the Company.

                    (c) Issuer approvals required by this Section 3.01 shall be for the purpose of assuring the compatibility of the Project Facilities with existing Airport facilities and with the continuous operation of the Airport and to assure compliance with the Ground Lease and/or applicable federal and/or Issuer regulations as provided in clause (a) of this
               Section 3.01. Such Issuer approvals shall not be unreasonably withheld. The Issuer's approval rights under this Section
               3.01 are Unassigned Rights, which are not assigned to, or granted to the Issuer for the benefit of, the Trustee, and the Trustee shall not have any right pursuant to this Agreement or the Indenture to approve any supplements, amendments, changes and additions to or deletions from the Plans and Specifications or the Project Facilities.

                    (d) The Plans and Specifications, including any supplements, amendments and additions thereto and as-built Plans and Specifications, in form as reasonably stipulated by the Issuer, shall be filed by the Company with the Issuer.

               Section 3.02.  Agreement to Issue 1999 Series A Bonds.

                    (a) In order to provide funds for payment of the Costs of Construction of the Project Facilities, the Issuer agrees to use its best efforts to issue the 1999 Series A Bonds in an aggregate principal amount not to exceed $14,000,000. The Company may request the Issuer to issue Additional Bonds pursuant to Section 2.17 of the Indenture to (1) finance the cost of completing any portion of the Project Facilities, (2) refund any of the 1999 Series A Bonds or Additional Bonds, including the costs of issuance and sale of such 1999 Series
               A Bonds or (3) finance the Acquisition and Construction of additions, expansions and improvements to the Project Facilities or additional facilities at the Airport for operation and use by the Company. If the Company is not in default hereunder, the Issuer, upon request of the Company to issue such Additional Bonds pursuant to the preceding sentence and the authorizations of the Issuer=s governing board, will endeavor to issue such Additional Bonds if it is legally permitted to do so. Additional Bonds shall be issued upon such terms and conditions as may be agreed upon by the Issuer and the Company in accordance with the provisions of Section
               2.17 of the Indenture. The Issuer and the Company hereby agree that, to the extent permitted by law, any statutory mortgage lien provided for by KRS 103.250(1) or KRS 103.250(2) is expressly waived and released and shall not be applicable to the Project Facilities or constitute security for the payment of the 1999 Series A Bonds.

                    (b) It is understood and agreed that the principal amount, interest rate or rates, terms and other provisions of any Additional Bonds shall be subject to the direction and written consent of the Company prior to the issuance of any such Additional Bonds and that the Issuer will not issue any such Additional Bonds without such direction and approval.
               If, however, the Issuer is unable to issue any such Additional Bonds as aforesaid after a request of the Company under this
               Section 3.02, the Company shall, upon demand, pay or reimburse the Issuer for all reasonable costs and expenses, if any, expended by the Issuer in attempting to issue such Additional Bonds. The Issuer shall not refund any 1999 Series A Bonds or change or modify any 1999 Series A Bonds, this Agreement, the Ground Lease or the Indenture in any way without prior written direction and approval of the Company.

                    (c) The Company hereby approves the form of the Indenture and the terms, provisions and conditions thereof.

               Section 3.03.
                              Application of the Proceeds of 1999 Series A
          Bond s. The Proceeds of the 1999 Series A Bonds shall be deposited with the Trustee in the funds and accounts specified in the Indenture. The application of such Proceeds shall be subject to the conditions set forth in the Indenture. Payments shall be made by the Trustee under the Indenture for the Costs of Construction, acquisition, installation and equipping of the Project Facilities, and all such payments shall be made at the times, to the persons, subject to the conditions, and in accordance with the procedures set forth in the Indenture. The Proceeds of the 1999 Series A Bonds which are deposited in the Construction Fund shall be expended only for the cost of the construction, acquisition and installation of the Project Facilities, as provided in the Indenture. No 1999 Series A Bond Proceeds shall be subject to attachment or levy in the suit of any creditor of the Company or any agent, manufacturer, supplier, contractor or subcontractor.

               Section 3.04. Establishment of the Completion Date. The Company covenants that it has obtained or will cause to be obtained all necessary approvals and permits from any and all governmental agencies requisite to the construction and operation of the Project Facilities, and that the Project Facilities have been or will be, as applicable, acquired, constructed and operated in all material respects in compliance with all federal, state and local laws, ordinances and regulations applicable thereto. The Company shall, with all reasonable dispatch, commence construction and proceed with due diligence to complete the construction, acquisition and installation of the Project Facilities.

               The Completion Date of the Project Facilities financed by the 1999 Series A Bonds shall be evidenced in each case to the Issuer and the Trustee by issuance of the Company=s Completion Certificate, as provided by Section 6.01 of the Indenture. Any amounts to be retained by the Trustee for payment of Costs of Construction not then due and payable shall be the subject of specific instructions and directions of the Company to the Trustee.
           Notwithstanding the foregoing, each certificate of completion shall state that it is given without prejudice to any rights of the Issuer or the Company, as the case may be, against third parties which exist at the date of such certificate or which may subsequently come into being.

               Section 3.05. Company Required to Pay Costs of Construction in Event Proceeds of 1999 Series A Bonds Insufficient.

                    (a) In the event that moneys held in the Construction Fund available for payment of the Costs of Construction of the Project Facilities are not sufficient to pay such Costs of Construction in full, the Company either (i) shall request the Issuer to issue Additional Bonds pursuant to Section 3.02 hereof to pay any or all of such excess Costs of Construction, or (ii) shall complete and pay all Costs of Construction of such Project Facilities in accordance with the Plans and Specifications, as such Plans and Specifications may be modified with the approval of the Issuer, which approval shall not be unreasonably withheld, at the Company's expense;

               provided that in the event the Company requests the Issuer to issue Additional Bonds and the Issuer does not do so, the Company shall comply with clause (ii) of this sentence.

                    (b) The Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Costs of Construction of the Project Facilities will be sufficient for such purpose.
                The Company agrees that if after exhaustion of such moneys the  Company  should  pay  any  portion  of  the  Costs  of
               Construction of the Project Facilities pursuant to the provisions of this Section 3.05, it shall not be entitled to any reimbursement therefor from the Issuer (except from the Proceeds of any Additional Bonds or pursuant to separate agreement) or from the holders of any 1999 Series A Bonds, nor shall the Company be entitled to any diminution of the rents payable under Article IV hereof.

               Section 3.06. Company to Pursue Remedies Against Contractors, Subcontractors and Suppliers and Their Sureties. In the event of default of any contractor, subcontractor or supplier under any contract made in connection with the Project Facilities, the Company will, if in its sole discretion it deems it appropriate, promptly proceed, either separately or in conjunction with the Issuer (but at the expense of the Company), if the Issuer consents (which consent shall not be unreasonably withheld) or with others, to pursue the remedies of the Company against the contractor, subcontractor or supplier so in default and against any surety for the performance of such contractor, subcontractor or supplier. The Company agrees to advise the Issuer and the Trustee of any default by a contractor, subcontractor or supplier material to the operations of the Airport and any legal actions or proceedings it intends to commence in connection with any such default. Any amount recovered by way of damages, refunds, adjustment or otherwise in connection with the foregoing shall, after reimbursement to the Issuer and the Company of any cost incurred by them by reason of such default and legal and other related costs expended in prosecuting all claims against such defaulting party,
          (i) prior to the Completion Date shall be used to pay Costs of Construction of the Project Facilities and (ii) after the Completion Date shall be paid to the Trustee for deposit into the Bond Fund and applied, at the direction of the Authorized Company Representative, (A) to purchase 1999 Series A Bonds in the open market (excluding any portion of the purchase price which is attributable to interest accrued and/or accruing on such 1999 Series A Bonds until the date of purchase) for the purpose of cancellation; (B) to redeem 1999 Series A Bonds on their earliest redemption date, as applicable (paying principal sums only) for the purpose of cancellation; or (C) used to pay the principal of and/or interest on the 1999 Series A Bonds, provided that prior to exercising the rights set out in clause (C) above the Company shall deliver to the Trustee and the Issuer a Favorable Opinion of Bond Counsel to the effect that such transfer will not impair the exclusion of the interest on the 1999 Series A Bonds from gross income for federal income tax purposes. The Company agrees that if the Issuer participates in any legal action or proceedings, it and its officers and employees shall be fully indemnified and held harmless by the Company in connection therewith.

               Section 3.07. Directions by Company. In all cases where action may be taken under this Agreement or the Indenture by the Issuer at or upon the direction of the Company, the Issuer hereby authorizes the Company to give notice on behalf of the Issuer of the exercise of such action. Such notice shall be given concurrently to both the Issuer and the Trustee and may be given either in writing or by telephone or telegraph, confirmed in writing.

               Section 3.08.  Title to the Project Facilities.

                    (a) The Company agrees and acknowledges that, subject to
               Section 3.09, all right, title and interest in the Project Facilities, including any portion thereof heretofore or hereafter acquired or constructed, whether constituting real, personal or mixed property, shall, pursuant to the requirements of Section 142(b)(1)(B) of the Code, be governmentally-owned by the Issuer, subject to the leasehold estate of the Company (and the rights of all successors thereto, whether by law, equity or contract) created by this Agreement in respect of the Project Facilities. The Company hereby agrees to execute any further written instrument as shall be necessary to satisfy the requirements of Section 142(b)(1)(B) of the Code, with respect to such governmental ownership, subject to the leasehold estate of the Company created by this Agreement. It is intended that nothing in this Section 3.08 shall cause any Company property not financed by the Proceeds of the 1999 Series A Bonds which is or may be installed in or on the Project Facilities pursuant to Article V or cause any AExcluded Equipment@ under Article V hereof to become part of the Project Facilities.

                    (b) Pursuant to Section 142(b)(1)(B)(i) of the Code, the
               Company hereby makes an irrevocable election, binding upon the Company, the Guarantor and all their successors in interest under this Agreement, not to claim depreciation or any investment tax credit with respect to the 1999 Series A Bond-financed Project Facilities.

               Section 3.09. Failure to Issue 1999 Series A Bonds. If for any reason the 1999 Series A Bonds are not issued, this Agreement shall automatically terminate and the Project Facilities, if then constructed in whole or in part by the Company, shall continue to be owned by the Company. In that event, notwithstanding any other provision in this Agreement to the contrary, there shall be no rental applicable to such facilities for the original Agreement term and any additional option terms. Furthermore, upon any such occurrence, the Issuer agrees to take, at the Company=s cost and expense, whatever actions the Company may reasonably request to carry out the intent of this provision, including, without limitation conveying all present and future right, title and interest of the Issuer in such Project Facilities as may be now or hereafter constructed, to the Company and executing any further deed, conveyance, bill of sale or other written instrument as shall be necessary or desirable to convey any interest it has in such facilities to the Company.

                                     ARTICLE IV

                     LEASE OF THE PROJECT FACILITIES; OPTIONS TO

                RENEW; EFFECTIVE DATE OF THIS AGREEMENT; DURATION OF

             AGREEMENT TERM; RENTAL PROVISIONS; PREPAYMENTS AND CREDITS

               Section 4.01. Demise of Project Facilities. The Issuer does, by these presents, hereby lease and demise to the Company, and the Company does, by these presents, hereby take and hire from the Issuer, for and during the term provided in Section 4.02 and upon and subject to the terms, provisions and conditions herein set forth, the Project Facilities. It is the intention of the Issuer and the Company that the Project Facilities shall at all times be governmentally-owned by the Issuer, as provided by Section 142(b)(1)(B) of the Code.

               Section 4.02. Effective Date of This Agreement; Duration of Agreement Term; Options to Renew.

                    (a) This Agreement shall become effective upon the delivery hereof, and the leasehold estate created in this Agreement shall then begin, and shall continue in full force and effect, subject to Section 2.02 hereof, unless terminated prior thereto as hereinafter provided, for an initial term expiring July 1, 2029, subject to the options set forth in clause (b) of this Section 4.02. Notwithstanding any other provisions of this Agreement, the aggregate sum of the initial term of this Agreement, plus all option terms, including the Fair Market Value Term, if applicable, shall not exceed 40 years.

                    (b) Upon expiration of the initial Agreement term, the Company is hereby granted the options, exercisable in the case of each such option not more than 18 months nor less than 12 months prior to the expiration of either the initial Agreement term or the applicable option term, to renew this Agreement in respect of the Project Facilities for two additional option terms ending respectively on (i) July 1, 2034 (the AFirst Option Term@) and (ii) July 1, 2039 (the ASecond Option Term@). In the event the First Option Term and the Second Option Term (as adjusted, pursuant to clause (d) of this Section 4.02) in the aggregate equal 80% of the reasonably expected economic life of the Project Facilities, as of the Date of Issuance of the 1999 Series A Bonds, determined pursuant to Section 147(b) of the Code, but do not, in the aggregate, equal 40 years, the Company is hereby granted an option to renew this agreement, at fair market rental value, from the date of the expiration of the Second Option Term to July 1, 2039 (the AFair Market Value Term@). The Company represents to the Issuer that (y) the initial Agreement term plus both (z) the First Option Term and the Second Option Term do not, in the aggregate, exceed 80% of the reasonably expected economic life of the Project Facilities, as of the Date of Issuance of the 1999 Series A Bonds, determined pursuant to Section 147(b) of the Code.

                    (c) The rental payable for the Project Facilities during each of the First Option Term and Second Option Term shall be $1.00 per annum plus payment of Facility Rentals described in Sections 4.03(a) and 4.03(b) hereof, if any. The rental payable for the Project Facilities during the Fair Market Value Term shall be the fair market rental value of the Project Facilities during such term, determined in accordance with clause (e) of this Section 4.02.

                    (d) Upon completion of Acquisition and Construction of the Project Facilities, the Company shall recalculate the reasonably expected economic life of the Project Facilities to be leased pursuant hereto, based on final, definitive costs of the Project Facilities; and to the extent required to assure that the Project Facilities to be leased pursuant hereto are not leased for more than 80% of their reasonably expected economic life (as determined under Section 147(b) of the Code) by the Company at rental rates other than fair market rent (the A80% Test@), the First Option Term and Second Option Term commencement and termination dates shall, if necessary, be adjusted to dates identified by the Company which comply with the 80% Test. The Company shall notify the Issuer in writing of any such rental period adjustments and shall provide upon request reasonable information to verify compliance with the 80% Test.

                    (e) (i)  For purposes of clause (c) of this Section 4.02,
               in determining the fair market rental value of the Project Facilities for purposes of the Fair Market Value Term, the Issuer and the Company shall, not more than four (4) months nor less than three (3) months prior to the expiration of the term preceding the Fair Market Value Term, each select an appraiser, which shall be knowledgeable, experienced and qualified in the evaluation of the fair market value of airport properties and leases of airport properties, whose fees shall be paid, respectively, by the Issuer and the Company. Those two appraisers shall, within 5 days of their appointments, select a third similarly qualified appraiser, whose fee shall be shared equally by the Issuer and the Company. In the event the three appraisers so selected cannot agree upon the fair market rental value for the Project Facilities during the Fair Market Value Term, each of the three appraisers shall, within 15 days of appointment, independently appraise the fair market rental value of the Project Facilities for the Fair Market Value Term. For purposes of those appraisals, fair market rental value shall mean the rental value as of the expiration date of the Option Term preceding the Fair Market Value Term payable in cash in monthly installments, that a bona fide willing lessee who is not in possession and a bona fide willing lessor who is under no compulsion to lease are willing to pay to lease the Project Facilities for the Fair Market Value Term. The Company's option to lease under this subparagraph (e) shall be at the fair market rental value as determined either by (i) the agreement of the three appraisers or (ii) the average of such three separate appraisals. The Issuer agrees to cooperate with the Company to ensure that the appraisals and rental rates determined thereby are made available to the Company at least fifteen (15) days in advance of the latest date on which the Company can exercise its option. If the Company exercises any option to renew granted by this Agreement, this Agreement shall continue in full force and effect for such Fair Market Value Term.

                    (ii) Notwithstanding the provisions of Section 4.02(e)(i)
               of this Agreement, the fair market rental value of the Project Facilities during the Fair Market Value Term must, at the time of any exercise of the Fair Market Value Term Option, comply with the provisions of Section 142 of the Code and the provisions of this Agreement shall be construed to accomplish such requirements.

               Section 4.03. Rentals Payable. Throughout the Agreement term, the Company shall pay or cause to be paid to the Issuer each of the following Facility Rentals at the following times and in the following amounts:

                    (a) With respect to any Outstanding 1999 Series A Bonds, in the manner, at the times and in the amounts set forth in clauses (i) and (ii) of this subsection 4.03(a), the Company shall make such payments so that there shall be on deposit in the Bond Fund (i) on each maturity, redemption or principal payment date (whether by scheduled maturity or optional or mandatory redemption), an amount equal to the principal of and redemption premium, if any, due on such 1999 Series A Bonds (whether such payment date be by reason of maturity or upon redemption, prepayment or by acceleration or otherwise) on such maturity, redemption or principal payment date and (ii) on each Interest Payment Date, an amount equal to the interest due on such 1999 Series A Bonds on such Interest Payment Date;

               provided, however, the Company shall receive a credit against any rental amount due under this Section 4.03(a) and such obligation shall be deemed satisfied in the amount of any sum required to be paid under this Section 4.03(a) which is paid from any amounts on hand available for such purposes under the Trust Indenture, including any amounts paid pursuant to the Guaranty; and

                    In order to satisfy the requirements of this subsection
               (a), the Company shall pay on or prior to the first day of each month:

                         (y) To the Bond Fund, taking into account any
                    amounts already on deposit therein, an amount sufficient to produce the interest component of then accrued Debt Service Requirement of the 1999 Series A Bonds and thereafter monthly an amount equal to one-sixth (1/6) of the interest coming due on the 1999 Series A Bonds on the next Interest Payment Date;

                         (z) To the Bond Fund, taking into account any
                    amounts already on deposit therein, an amount sufficient to produce the principal and sinking fund installment component of then accrued Debt Service Requirement of the 1999 Series A Bonds and thereafter monthly an amount equal to one-twelfth (1/12) of the principal and sinking fund installment coming due on the 1999 Series A Bonds on the next July 1.

                    (b) A rental commencing upon delivery of this Agreement payable from time to time within thirty (30) days after receipt by the Company of a requisition therefor from the Issuer, until the principal of and premium, if any, and interest on all 1999 Series A Bonds shall have been fully paid or provision for the payment thereof shall have been made, in an amount equal to previously unreimbursed Administration Expenses, which may be payable to the Issuer or to third parties, at the request of the Issuer.

                    (c)  The Company further agrees to pay or cause to be
               paid to the Trustee until the      principal of, premium, if
               any, and interest on the 1999 Series A Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture,
               (i) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, for acting as Registrar and Paying Agent as provided in the Indenture, as and when the same become due and (iii) the reasonable fees, charges and expenses of the Trustee and its counsel for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture with prior written notice to the Company, as and when the same become due.

                    (d) In the event the Company should fail to make or cause to be made any of the payments required in this Section 4.03, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest on all outstanding amounts due hereunder at the rate of interest per annum then borne by the 1999 Series A Bonds until paid.

                    (e) Notwithstanding any other provision of this Agreement, the Company shall (i) make payments or cause payments to be made at such times and in such amounts as will enable the Issuer to meet all of its obligations under the 1999 Series A Bonds and the Indenture, including any payment required to be made to the Rebate Fund under the Indenture and to the Bond Fund under the Indenture, (ii) to pay and thereby eliminate any deficiency in the minimum requirements of any other funds created by and under the Indenture and (iii) to make any payment due on an acceleration of the maturity of the 1999 Series A Bonds pursuant to the terms thereof. Accordingly, the Company agrees (but such agreement shall not limit the generality of the preceding sentence) that if any additional amounts become payable by the Issuer to the Owners of the 1999 Series A Bonds pursuant to the terms thereof, then additional amounts shall be due and payable by the Company to the Issuer hereunder equal to any additional amounts that may be so payable by the Issuer, whether before or after payment of principal on the 1999 Series A Bonds, all of which amounts shall be paid by the Company no later than the date that the comparable amounts are due by the Issuer to the Owners of the 1999 Series A Bonds. The Company further agrees to pay or cause to be paid all costs of maintenance and repair, all taxes and assessments, insurance premiums and other costs and expenses concerning or in any way related to ownership, maintenance and use of the Project Facilities, or any part thereof, during the term of this Agreement or any renewal thereof.

                    (f) Notwithstanding anything to the contrary which may be contained in this Agreement, any amount payable pursuant to this Agreement with respect to the principal of (whether at maturity or upon redemption or acceleration or otherwise) or premium, if any, and interest on the 1999 Series A Bonds shall be deemed satisfied and discharged to the extent moneys are available for such payment in accordance with the terms of the Indenture.

               Section 4.04. Assignment of Rights; Payees of Rental Payments. As security for the payment of the 1999 Series A Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement, including the rights to receive payments hereunder, but exclusive of Unassigned Rights and the Company herewith assents to such assignment. The rent provided for in Section 4.03(a) (i) and (ii) hereof shall be paid by the Company directly to the Trustee and shall be used by the Trustee to pay principal of and premium, if any, and interest on the 1999 Series A Bonds. The rent provided for in Section 4.03(b) shall be paid either to the Issuer or directly to third parties, at the direction and request of the Issuer.

               Section 4.05. Obligations of the Company Hereunder Absolute and Unconditional. The obligations of the Company to make the payments required under Section 4.03(a), 4.03(b), 4.03(c), and

          4.03(e) and to pay the premiums or charges necessary to maintain or cause to be maintained the insurance required by Section 5.06 not otherwise paid in accordance with other provisions of this Agreement shall be absolute and unconditional and the Company will not suspend or discontinue any such payments referred to in Section 4.03(a), 4.03(b), 4.03(c), and 4.03(e) so long as any 1999 Series
          A Bonds are Outstanding and will not terminate this Agreement for any cause including, without limiting the generality of the foregoing, (A) any abatement, suspension, deferment, reduction, setoff, defense (other than payment), counterclaim or recoupment whatsoever, or any right to any thereof, which the Company may now or hereafter have, (B) any insolvency, composition, bankruptcy, reorganization, arrangement, liquidation or similar proceedings relating to the Issuer or the Company, (C) any delay or failure of the Project Facilities, or any portion thereof, to be completed, operating or operable, or any defect in the title, quality, condition, design, operation or fitness for use of, or any damage to, or loss of, or loss of use of, or destruction or theft of, all or any part of the Project Facilities from any cause whatsoever,
          (D) any interruption or prohibition of the use or possession by the Issuer or the Company of, or any ouster or dispossession by paramount title or otherwise of the Issuer or the Company from, all or any part of the Project Facilities, or any interference with such use or possession by any governmental agency or board or other person or otherwise, (E) the invalidity or unenforceability or disaffirmance, in whole or in part, of this Agreement or any failure, omission, delay or inability of the Issuer to perform any of its obligations contained in this Agreement, (F) any amendment, extension or other change of, or any assignment or encumbrance of any rights or obligations under, this Agreement, or any waiver or other action or inaction, or any exercise or non-exercise of any right or remedy, under or in respect of this Agreement, (G) any sale, release, substitution, exchange or other action or inaction with respect to the Project Facilities, (H) any acts or circumstances that may constitute failure of consideration, (I) any change in the tax or other laws of the United States of America or of the Commonwealth or any political subdivision of either thereof,
          (J) any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connection with this Agreement, or (K) any other circumstance, happening or event whatsoever, whether foreseeable or unforeseeable and to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender any of its obligations under this Agreement in regard to payments referred to in Section 4.03 and agrees that if, for any reason whatsoever, this Agreement shall be terminated in whole or in part by operation of law or otherwise, the Company will nonetheless promptly pay to the Trustee as assignee of the Issuer amounts equal to all such amounts referred to in Section 4.03(a) and 4.03(b) which shall become due and payable pursuant to this Agreement, to the same extent as if this Agreement had not been terminated in whole or in part. Each payment referred to in Section 4.03(a) and 4.03(b) made by the Company pursuant to this Agreement, including such other amounts, shall be final, and the Company shall not seek to recover all or any part of such payment from the Issuer, the Trustee or any holder of 1999 Series A Bonds for any reason whatsoever. Nothing contained in this Section 4.05 shall be construed to relieve the Issuer or the Trustee from the performance of any of the agreements on their part contained herein or in the Indenture or to constitute a waiver by the Company of its rights to enforce the performance thereof.

               Section 4.06.  Prepayment of Rents.

                    (a) There is expressly reserved to the Company the right,
               and the Company is authorized, at any time or times it may choose, to prepay or cause to be prepaid all or any part of the Facility Rentals to provide for the redemption of 1999 Series A Bonds in whole or in part, or to provide for the defeasance of 1999 Series A Bonds pursuant to the Indenture, and the Issuer agrees that the Trustee shall accept such prepayment of rents when the same are tendered by the Company. All Facility Rentals so prepaid (including interest accrued thereon) shall be deposited in accordance with the Indenture and applied to such payment, redemption or defeasance in accordance with the terms thereof.

                    (b) At the time of the issuance of the 1999 Series A
               Bonds, the Company shall file a certificate with the Issuer and the Trustee allocating the Proceeds of the 1999 Series A Bonds to the several airport facilities comprising the Project Facilities, on the basis of the amount of the Proceeds of the 1999 Series A Bonds expected to be expended for each such airport facility. Within a reasonable period of time after completion of Acquisition and Construction of the Project Facilities, the Company, based on final, definitive costs of the Project Facilities shall file a supplemental certificate with the Trustee to the extent required to accurately allocate the Proceeds of the 1999 Series A Bonds to the Project Facilities.

                                      ARTICLE V

                          MAINTENANCE, TAXES AND INSURANCE

               Section 5.01.  Maintenance of Project Facilities by the
               Company.

                    (a) During the term of this Agreement, the operation, maintenance and repair of the Project Facilities and the related Leased Premises, as defined in the Ground Lease, shall be the obligation and responsibility of the Company and shall be in strict accordance with all of the relevant terms of the Ground Lease, which are incorporated herein by reference. In such regard, the Company shall pay, as the same shall become due, all costs and expenses incurred by it in the operation, maintenance and repair of the Project Facilities and such Leased Premises, including any machinery, equipment or related property substituted for any equipment therein.

                    (b)  The Company shall at all times stipulated in clause
               (a), keep or cause to be kept the Project Facilities, together with all property of the Company located in or on the Project Facilities, in a clean, sanitary and orderly condition and appearance, as required by the Ground Lease.

               Section 5.02.  Utility Services.

                    (a) The Issuer shall, in accordance with the provisions of the Ground Lease, at the expense of the Company, bring or cause to be brought and maintained such utility facilities and connections for the supply of water, gas, electricity, telephone and other utilities, and for the disposal of sewage, as the Company shall require up to such point or points on the boundary or boundaries of the Leased Premises upon which the Project Facilities, are to be situated, as the parties shall mutually determine. The obtaining and maintaining of all other or additional utility services with respect to the Project Facilities shall be in accordance with the Ground Lease. As provided in the Ground Lease, the Company shall accept from the Issuer and pay for all water supply services and sanitary sewer connection services required by the Company. All other utility services and supplies shall be obtained and paid for by the Company from the appropriate public utilities.

                    (b) The Company shall pay all lawful charges for utility services furnished to the Company as the same become due, both during and after Acquisition and Construction of the Project Facilities.

                    (c) So long as any 1999 Series A Bonds are Outstanding, no failure, delay or interruption in any utility service or services, whether such are supplied by the Issuer or others, shall relieve or be construed to relieve the Company of any of its obligations hereunder, or shall be or construed to be an eviction of the Company, or shall constitute grounds for diminution or abatement of the Facility Rentals payable by the Company pursuant to this Agreement, except as provided in
               Section 8.02 hereof, the provisions of which are incorporated herein by reference.

               Section 5.03.  Installation of the Company's Property.

                    Except as otherwise provided in the Ground Lease, the
               Company shall have the right (i) to make structural improvements, alterations or modifications not inconsistent with the Plans and Specifications to the Project Facilities which shall become part thereof and be the property of the Issuer, and (ii) to install its own furnishings, equipment, machinery or other personal property in or on the Project Facilities or to attach fixtures or structures in or on the Project Facilities which, if same can be removed without material damage to or alteration of the Project Facilities, shall not become a part of the Project Facilities (the AExcluded Equipment@). Except as otherwise provided in the Ground Lease, from time to time, including upon the termination of the term of this Agreement by lapse of time or otherwise (including without limitation, upon exercise by the Issuer of the remedies reserved to it in Article VIII, Section 8.07), the Company may remove from the Project Facilities, at its own expense, any of its furnishings, equipment, machinery or other personal property, fixtures or structures added by it which constitute Excluded Equipment and do not constitute part of the Project Facilities; provided, however, that such removal shall be accomplished so as to leave the Project Facilities, except for ordinary wear and tear, in substantially the same condition as they were before the Company's furnishings, equipment, machinery or other personal property, fixtures or structures were added by it to the Project Facilities, and that any damage occasioned by such removal shall be repaired by the Company at its own expense.
                The Company shall, before or within a reasonable time after the termination of the term of this Agreement by lapse of time or otherwise (including, without limitation, upon the exercise by the Issuer of the remedies reserved to it in Article VIII,
               Section 8.07), remove its Excluded Equipment from the Project Facilities. Except as otherwise provided in the Ground Lease, all furnishings, equipment, machinery or other personal property installed by the Company pursuant to clause (ii) of the first sentence of this Section 5.03(a) shall remain the property of the Company in which the Issuer shall have no interest and shall not in any way be subject to the terms and provisions of this Agreement.

               Section 5.04. Changes to the Project Facilities After the Completion Thereof.

                    (a) The Company may remove any item of equipment or any other part of the Project Facilities which in the opinion of the Company has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary. The Company shall be under no obligation to replace removed items or parts with other items or parts unless and to the extent such replacement is required in order to avoid a material adverse effect on the overall operating efficiency of the Project Facilities remaining after such removal. Any replacement items and parts required to be so replaced (hereinafter referred to as the

               AReplacement Property@), other than any item or part of the Company's own furnishings, equipment, machinery, other personal property, fixtures, structures in or on the Project Facilities furnished by the Company pursuant to clause (ii) of the first sentence of Section 5.03(a)(ii) which are Excluded Equipment, shall be and become a part of the Project Facilities and shall be subject to this Agreement. Nothing in this paragraph shall be a limitation upon or be construed as a limitation upon, the obligations of the Company set forth in
               Section 5.01.

                    (b) The Company may, with the consent of the Issuer, on behalf of the Issuer in the case of any part of the Project Facilities other than Excluded Equipment, sell, trade in, exchange or otherwise dispose of (as a whole or in part) any property removed from the Project Facilities pursuant to subsection (a) of this Section 5.04. The Company shall not be accountable to the Issuer or the Trustee for such property or for the Proceeds of the disposition thereof (except as specifically set forth in subsection (a) and (d) of this
               Section 5.04).

                    (c) The Company will promptly report to the Issuer and the Trustee each removal, substitution, installation, sale and other disposition made pursuant to this Section 5.04, other than Excluded Equipment; provided, that no such report need be made, and no such payment need be made, as the case may be, until the amount so to be reported, or so to be paid, as the case may be, not previously reported, or not previously paid, as the case may be, aggregates at least $25,000.

                    (d) The removal from the Project Facilities of any part of the Project Facilities pursuant to the provisions of this
               Section 5.04, or the installation by the Company of any new or additional property thereon pursuant to the provisions of this
               Section 5.04 shall not entitle the Company to any abatement or diminution of the rentals payable hereunder. The Company shall not remove or permit the removal of any other machinery, apparatus, furnishings, equipment or other personal property constituting part of the Project Facilities except in accordance with the provisions of Sections 5.03 and 5.04. In the event that the removal of the property causes material damage to any remaining buildings or structures, the Company shall promptly restore and repair the same at its own expense.

               Section 5.05. Taxes, Other Governmental Charges and Utility Charges.

                    (a) Subject to Section 5.05(b), the Company will pay
               during the term of this Agreement, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project Facilities or any machinery, equipment or other property installed, brought by the Company therein or thereon or with respect to the issuing of 1999 Series A Bonds (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the rentals of the Issuer derived under this Agreement, or any transaction privilege taxes or rental taxes payable as a result of any rental payments hereunder and similar charges, pursuant to this Agreement) and all assessments and charges lawfully made by any governmental body for public improvements; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. Upon receipt of notice thereof by the Issuer, the Issuer will promptly provide notice to the Company as to the levy or assessment of any such taxes or governmental charges, but the failure of the Issuer to provide such notice will not affect the responsibilities of the Company as set forth in this subsection (a) once such notice is provided to the Company.

                    (b) The Company may, at its expense and in its own name and behalf or in the name and on behalf of the Issuer, but only after written notice to the Issuer, in good faith contest any assessed valuation or the amount or the legality of such taxes, assessments and other charges, and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the enforcement of any such contested items is so stayed and such stay thereafter expires or unless by nonpayment of any such contested items, any part of the Project Facilities will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly or secured by posting a bond, in form satisfactory to the Issuer, with the Issuer. The Issuer will cooperate with the Company in any such contest at the Company=s expense. The Issuer shall cooperate with the Company, at the Company=s expense, in connection with any administrative or judicial proceedings for determining the validity or amount of any such taxes, assessments or other charges or any payments in lieu of taxes and appoints the Company to take any action which the Issuer may lawfully take in respect of such payments and all matters relating thereto, and the Company shall bear and pay all reasonable costs and expenses of the Issuer thereby incurred at the request of the Company or by reason of any such action taken by the Company on behalf of the Issuer.

               Section 5.06. Insurance Required. The Company shall maintain reasonably adequate insurance against risks, accidents or casualties, including self-insurance, with respect to the Project

          Facilities as is customarily carried by persons engaged in similar businesses and operating facilities like the Project Facilities.
           Specifically, the Company shall obtain and maintain all insurance coverage required by the provisions of the Ground Lease and provided continuous evidence thereof to the Issuer in accordance with Section XIII thereof. The Company shall annually file a certificate of the Authorized Company Representative or other authorized Company officer affirming such required insurance coverage with the Trustee upon issuance of the 1999 Series A Bonds and thereafter within 45 days following the end of each Company fiscal year.

                                     ARTICLE VI


                                  SPECIAL COVENANT
                                                  S

               Section 6.01.  Maintenance of Existence.

                    (a)  The Company agrees that so long as any 1999 Series
               A Bond remains Outstanding, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and licenses and will not merge into or consolidate with any other corporation or other entity; provided, however, that the Company may, without violating any provision hereof and without the necessity of any consent of the Issuer or any owner of any 1999 Series A Bond, so long as the Guaranty remains in full force and effect, and except as otherwise provided in the Ground Lease, consolidate with or merge into another corporation or other entity or permit one or more other corporations or other entities to consolidate with or merge into it, or transfer or convey all or substantially all of its property, assets or licenses to another corporation or other entity and be released from any further responsibility hereunder, but only on the condition that the corporation or other entity resulting from or surviving such merger (if other than the Company) or consolidation or the corporation or other entity to which such transfer or conveyance is made shall either be a subsidiary of the Company or an affiliate of the Company or such entity shall (i) be legally qualified to occupy, use and operate the Project Facilities as exempt facilities constituting an airport or being functionally related and subordinate to an airport under Section 142(a)(1) of the Code and covenant to continue to operate and use the Project Facilities as such, (ii) expressly assume in writing and agree to perform all of the Company's obligations under this Agreement, (iii) be qualified to do business in the Commonwealth and (iv) if such corporation or other entity shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, deliver to the Issuer and the Trustee an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the Commonwealth with respect to any action or suit, in law or in equity, brought by the Issuer or the Trustee to enforce this Agreement. Additionally, a Favorable Opinion of Bond Counsel must be issued to the effect that the action to be taken will not adversely affect the exclusion of interest on the 1999 Series A Bonds from gross income for federal income tax purposes. If the Company is the surviving corporation in such a merger, the express assumption referred to in the preceding sentence shall not be required.

                    (b) The Company shall preserve and keep in full force and effect all material licenses and permits necessary to the proper conduct of its business and necessary to its use and beneficial occupancy of the Project Facilities.

               Section 6.02.  Financial Information.

                    (a) (i)  The Company agrees to furnish to the Issuer a
               copy of the Guarantor=s annual report and Report on S.E.C. Form 10-K setting forth the Guarantor=s financial statements and the report of the independent public accountants with respect thereto and a copy of the Guarantor=s quarterly reports on S.E.C. Form 10-Q not later than 60 days after the Guarantor files such reports with the S.E.C.

                    (ii) Upon request of the Underwriter and/or the Trustee, the Company will furnish to such parties copies of the Guarantor=s annual report and any public financial statements and reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.


                    (iii) If at any time the Guarantor is not required to file S.E.C. forms 10-K or 10-Q, the Company shall cause the Guarantor to prepare and file with the Issuer, the original underwriter of the 1999 Series A Bonds and the Trustee within 120 days following the end of the fiscal year of the Guarantor audited (i) financial statements of the Guarantor for such period and (ii) unaudited operating statements and balance sheets of the Guarantor within 60 days of the end of each fiscal quarter of the Guarantor.

                    (b) The Company, the Issuer and the Kentucky Economic
               Development Finance Authority (AKEDFA@), a Kentucky state agency, intend, at the special instance and request of the Company, in order to assist the Company to obtain financial incentives from the Commonwealth, to enter into a certain
               AService and Technology Agreement@ (the AService Agreement@).
                The Service Agreement will require the Issuer to provide to
               KEDFA in writing, the following: (i) on an annual basis, no later than ninety (90) days following the end of each fiscal year of the Company, a report as to the rentals paid under this Agreement by the Company to the Issuer; (ii) notice of all defaults of the Company, specifying the nature thereof, within 10 days of the default declaration; and (iii) notice of expiration or early termination of this Agreement, without extension or renewal, within ten (10) days of such expiration or termination. The Company covenants that it will annually file the data required by clause (i) in writing with the Trustee within forty-five (45) days following the end of each fiscal year of the Company and will file the data required by clauses (ii) and (iii) in writing with the Trustee within five
               (5) days of any default declaration or termination or expiration of the Lease, so as to enable the Trustee, on behalf of the Issuer, to comply with such required reporting, in accordance with the Service Agreement.

               Section 6.03.  Right of Access to the Project Facilities.

                    (a) The Issuer or its designees shall have, during the term of this Agreement at reasonable times and upon reasonable prior written notice, the right of entry upon the Project
               Facilities: (i) to examine and inspect the same, (ii) for any purpose connected with the Issuer's rights or obligations or the Company's obligations under the Ground Lease and this Agreement, (iii) to service or post or keep posted thereon notices provided by any law or rules or regulations of the Commonwealth which the Issuer deems to be necessary for the protection of the Issuer or the Project Facilities; and (iv) for all other lawful purposes;provided that in exercising the right of entry pursuant hereto the Issuer shall not unreasonably interfere with the Company's use or occupancy of the Project Facilities.

                    (b)  Without limiting the generality of the foregoing,
               the   Issuer,   by   its   officers,   employees,   agents,
               representatives, contractors and furnishers of utilities and other services, shall have the right for its own benefit, for the benefit of the Company or for the benefit of other persons at reasonable times and upon reasonable prior written notice, to maintain existing and future utility, mechanical, electrical and other systems and to enter upon the Project Facilities at all reasonable times and upon reasonable prior written notice to make such repairs, replacements or alterations to such systems as may, in the opinion of the Issuer, be necessary or desirable and, from time to time, to construct or install such systems over, in or under the Project Facilities for access to other parts of the Airport, provided that the maintenance, construction and installation of such systems does not unreasonably interfere with the operation by the Company of the Project Facilities.

                    (c) Nothing in this Section 6.03 shall, or shall be construed to impose upon the Issuer any obligations so to maintain, construct or install such systems or to make repairs, replacements, alterations or additions to the Project Facilities, or shall create any liability for any failure to do so provided that nothing herein shall be construed to reduce or abrogate any of the obligations of the Issuer arising under Section 5.02(a) hereof.

                    (d) The Issuer and the Company shall have the rights of
               ingress, egress, rights of use of the public streets, roadways, ramps, taxiways, access roads and runways, as provided in the Ground Lease.

               Section  6.04.    Company's  Performance  Under  Indenture;

          Amendments to Indenture. The Company agrees, for the benefit of the Owners from time to time of the 1999 Series A Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by it, including specifically, but not by way of limitation, the duties with respect to arbitrage rebate set forth in the Indenture. The Issuer agrees that it shall not execute or permit any amendment or supplement to the Indenture which affects any rights, obligations, powers or authorities of the Company under the Indenture or this Agreement or which requires a revision of this Agreement without the prior written consent of the Company.

               Section 6.05. Qualification in the Commonwealth. The Company agrees (except as may be otherwise permitted pursuant to the provisions of Section 6.01) that throughout the term of this Agreement, it will continue to be a corporation either organized under the laws of the Commonwealth or duly qualified to do business in the Commonwealth as a foreign corporation.

               Section 6.06. Compliance with Applicable Laws.   The Company
          will comply with all laws, ordinances, orders, rules and regulations of all federal, state and municipal governments and the appropriate departments, commissions, boards and offices thereof, including the Issuer, having jurisdiction over the Airport and the Project Facilities, legally applicable to the Company's construction, acquisition, installation, use and operation of the Project Facilities (AApplicable Laws@), including any reasonable rules and regulations of general applicability of the Issuer; provided that the Issuer agrees that all Applicable Laws so promulgated by the Issuer shall not be inconsistent with any Applicable Laws of the Federal Aviation Administration which are binding on the Company, as the same now are or may from time to time be amended or supplemented. Without limiting the generality of the foregoing, the Company shall construct, acquire and install and at all times thereafter (subject to the provisions of this Agreement) use and occupy the Project Facilities in strict accordance with any and all Applicable Laws that may be imposed by the Federal Aviation Administration which are binding on the

          Company with respect to the Project Facilities or the operations thereof or the Airport and the operations thereof. The Company may, so long as such action does not, in the reasonable opinion of the Issuer, subject the Issuer to any liability and the Company shall indemnify and hold harmless the Issuer from such liability, in good faith and with due diligence contest any Applicable Laws and their application, and in the event of such contest, may, without breach of this covenant, continue any then-existing noncompliance with any such Applicable Laws during the period of the contest and any appeal therefrom unless and until it is judicially determined that such non-compliance will subject the Project Facilities or any part thereof to loss or forfeiture, in which event the Company shall, upon such determination, thereafter promptly comply with such Applicable Laws in issue pending a final outcome on such contest and the exhaustion of or the failure to timely pursue the Company's appeal rights.

               Section 6.07. Illegal Acts. The Company shall not use the Project Facilities or any parts thereof or permit within its knowledge the same to be used by any of its sublessees, concessionaires, tenants, officers, agents or employees for any illegal purposes.

               Section 6.08.  Indemnification of Issuer and Trustee.

                    (a) The Company will pay, and will protect, indemnify and save the Issuer and the Trustee, including all officers, employees and agents of the Issuer and the Trustee (each of the Issuer, the Trustee or any such officer or employee, an AIndemnified Party@) harmless from and against any and all fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses of the Company, the Issuer and the Trustee), causes of action, suits, claims, demands and judgments of whatsoever kind and nature (including, but not by way of limitation, those arising or resulting from any injury to or death of any person or damage to property), arising out of the following: (i) the design, Acquisition and Construction by the Company of the Project Facilities; (ii) the use, operation or occupancy by the Company of the Project Facilities; (iii) violation by the Company of any agreement, warranty, covenant or condition of this Agreement; (iv) violation by the Company of any other contract, agreement or restriction relating to the Project Facilities;(v) violation by the Company of any Applicable Laws affecting the Project Facilities; (vi) the offering, sale and issuance of the 1999 Series A Bonds and any Additional Bonds; and (vii) the taking of any action on the part of the Issuer authorized or required to be taken by the Issuer under the Indenture provided that the Company shall not be required to indemnify any Indemnified Party for such party's sole
               negligence  or  wilful  misconduct.    To  the  extent  such
               indemnification is unavailable to the Issuer, the Company agrees, in lieu of such indemnification, to contribute to the Issuer an amount equal to all amounts paid or payable by the Issuer as a result of such claim to the fullest extent contribution is permitted by law.

                    (b) Subject to the provisions of Section 10.01 of this Agreement, the Issuer or the Trustee, as the case may be, shall promptly notify the Company in writing of any claim or action brought against the Issuer or the Trustee, as the case may be, in respect of which indemnity may be sought against the Company, setting forth the particulars of such claim or action, and the Company will assume the defense thereof, including the employment of counsel reasonably acceptable to the Indemnified Party, and the payment of all expenses. The Issuer or Trustee, as the case may be, may reasonably employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be payable by the Company. The Company shall not be liable for any settlements of any action effected without its consent, which consent shall not be unreasonably withheld.

                    (c)  The obligation of the Company under this Section
               6.08 shall survive the termination of this Agreement.

               Section 6.09. Issuer's Expenses; Release and Indemnification Provision
                   s. The Company agrees, regardless of whether the transactions contemplated by this Agreement and the Indenture are consummated, to indemnify and save the Issuer and the Trustee harmless against liability for the payment of all Administration Expenses arising in connection with the transactions contemplated by this Agreement.

               Section 6.10. Compensation and Other Indemnification Provisions. The Company will pay to the Trustee, the Paying Agent and the Registrar reasonable compensation for their services rendered under the Indenture and any Tender Agreement and the Remarketing Agreement, pursuant to the provisions thereof.

               Section 6.11.  Discharge of Liens.

                    (a) The Company shall pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within 60 days after the same shall accrue, any lien or charge upon the payments under Section 4.03(a), and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid might be or become a lien thereon; provided, that, if the Company shall first notify the Trustee of its intention so to do, the Company may in good faith and with due diligence contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Trustee shall notify the Company in writing that, in the opinion of Counsel acceptable to the Trustee, by nonpayment of any such item the lien of the Indenture as to the Trust Estate shall be materially endangered, in which event the Company shall promptly secure a bond for or pay and cause to be satisfied and discharged all such unpaid items. The Issuer and the Trustee shall cooperate fully with the Company in any such contest at the Company's sole cost and expense.

                    (b) The Company agrees to pay (to the extent moneys therefor are not then available from the Proceeds of the Bonds) or cause to be paid when due, all sums of moneys that may lawfully become due for any labor, services, materials, supplies, utilities, furnishings, machinery or equipment alleged to have been furnished or to be furnished to, or for the Company in, upon or about the Project Facilities. The Company agrees that, if a mechanic's lien is filed upon the Project Facilities or the leasehold or against the Construction Fund or any Receipts and Revenues, the Company shall protect and save harmless the Issuer against any loss, liability or expense whatsoever by reason thereof. Upon receipt of notice thereof by the Issuer, the Issuer will promptly provide notice to the Company as to the existence of any such mechanic's lien on the Project Facilities or against the Construction Fund or any Receipts and Revenues, but the failure of the Issuer to provide such notice will not affect the responsibilities of the Company as set forth in this subsection (b).

                    (c) The Company may, however, in good faith and with due diligence, contest any mechanics' or other liens filed or established against all or any portion of the Project Facilities or against the Construction Fund or any Receipts and Revenues or the leasehold, or contest any rule, law, regulation or other governmental requirement even though such contest may result in the imposition of a lien or charge against all or any portion of the Project Facilities or against the Construction Fund or any Receipts and Revenues or the leasehold, and in such event may permit the items so contested and such lien or charge to remain undischarged and unsatisfied during the period of such contest and appeal therefrom, (i) if the Company shall effectively prevent or stay the execution, foreclosure or enforcement of such lien or charge, and (ii) if and so long as such contest or appeal shall prevent or stay the execution or enforcement or foreclosure of such lien or charge; provided, however, that if such lien or charge is so stayed and such stay thereafter expires or the Company is notified by the Issuer that by non-payment of any such items the Project Facilities or any part thereof or the Construction Fund or any Receipts and Revenues will be subject to loss or forfeiture, then the

               Company shall forthwith pay and cause to be satisfied and discharged such lien or charge or comply with such governmental requirement or secure such payment by posting a bond, in form satisfactory to the Issuer, as the case may be.
                The Issuer will cooperate fully with the Company in any such contest, at the cost and expense of the Company.

               Section 6.12. Redemption and Purchase of 1999 Series A Bonds. The Issuer, upon the request in writing at any time of the
          Company, shall forthwith take all steps that may be necessary under the provisions of the Indenture to effect redemption or purchase of all or a portion of the then Outstanding 1999 Series A Bonds, as may be specified by the Company, on the earliest date on which such redemption or purchase may be made under such applicable provisions. The Issuer shall not redeem, purchase or call for redemption any 1999 Series A Bonds subject to optional redemption except upon the written direction of the Company.

               Section 6.13. Assignment or Sublease. The Company shall not assign this Agreement or any part thereof, or sublet all or any portion of the Project Facilities, without the consent in writing of the Issuer in accordance with the provisions of Section XVII, inter alia, of the Ground Lease. No consent of the Trustee, the owners of the 1999 Series A Bonds or any other party to any such assignment or sublease shall be required. The consent of the Issuer shall not be required if the requirements of Section 6.01 hereof are satisfied. Additionally, the following conditions must be met as to any Sublease:

                    (a) The sublease does not relieve the Company from
               liability for any of its obligations hereunder (without the Issuer's consent), and, so long as any 1999 Series A Bonds are Outstanding, in the event of any such sublease, the Company shall continue to remain liable for payment of the amounts referred to in Section 4.03 and for performance and observance of the other covenants, warranties, representations and agreements on its part herein provided to be performed and observed to the same extent as though no sublease had been made;

                    (b) The sublessee shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned; and

                    (c) The Company shall, at least thirty (30) days prior to any such sublease, provide the Issuer and the Trustee with written notice thereof and promptly, but in any event no later than thirty (30) days after any such event, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of such sublease.

                    (d) The Issuer shall receive a Favorable Opinion of Bond
               Counsel in respect of the proposed transaction.

               Section 6.14. No Liability of Issuer. The 1999 Series A Bonds shall be special and limited obligations of the Issuer payable solely and only out of the Facility Rentals paid pursuant to Section 4.03 hereof. No holder of any 1999 Series A Bond shall have the right to compel any exercise of the taxing power of the Commonwealth or any political subdivision thereof or the Issuer or to require the Issuer to pay or apply any of its general revenues to pay principal of, premium, if any, or interest on or purchase price of the 1999 Series A Bonds, and the 1999 Series A Bonds shall not constitute a general indebtedness of the Issuer, the Commonwealth or any political subdivision thereof or a loan of credit thereof within the meaning of any constitutional or statutory provision or limitation of indebtedness.

               Section 6.15.  Tax Covenants.

                    A. Notwithstanding any other provision hereof, the Company generally covenants and agrees that it will at all times do and perform all acts and things necessary or desirable and within its reasonable control in order to assure that interest paid on the 1999 Series A Bonds shall be excludable from the gross income of the recipients thereof for the purposes of federal income taxation, except, in the case of the 1999 Series A Bonds, in the event that such recipient is a Asubstantial user@ of the Project Facilities or Arelated person@ within the meaning of Section 147(a)(1) of the Code.

                    B. The Company and the Issuer each covenants that it shall take no action, nor shall the Issuer or the Company approve the Trustee's taking of any action or making of any investment or use the Proceeds of the 1999 Series A Bonds or any other moneys which may arise out of or in connection with, this Agreement, Indenture or the Project Facilities, which would cause any of the 1999 Series A Bonds to be treated as Aarbitrage bonds@ within the meaning of Section 148 of the Code and applicable Treasury Regulations thereunder. Without limiting the generality of the foregoing, the Company covenants and agrees to comply with the requirements of
               Section 148 of the Code as the same may be applicable to the 1999 Series A Bonds or the Proceeds derived from the sale of the 1999 Series A Bonds or any other moneys which arise out of or in connection with, this Agreement, the Indenture or the Project Facilities.

                    C. The Company further agrees that, in the case of the 1999 Series A Bonds, not more than 2% of the Proceeds of the 1999 Series A Bonds shall be used to pay the cost of issuance of the 1999 Series A Bonds; and (ii) at no time will any funds constituting Agross proceeds@ (as used with respect to Section

               148 of the Code) of the 1999 Series A Bonds be used in a manner that would constitute failure of compliance with
               Section 148 of the Code.

                    D. The Company covenants and agrees that at least ninety-five percent (95%) of the Net Proceeds of the 1999 Series A Bonds, including investment earnings thereon not subject to rebate, will be applied to acquire, construct, install and equip an exempt facility constituting an airport or facilities functionally related and subordinate to an airport, within the meaning of Section 142(a)(1) of the Code and the rules and regulations promulgated thereunder from time to time applicable to the 1999 Series A Bonds. The Company further agrees that it will not apply the Proceeds of the 1999 Series A Bonds, including investment earnings not subject to rebate, in a manner which will result in more than five percent of (reduced by any allocation of Proceeds not exceeding 2% of Proceeds for cost of issuance of the 1999 Series A Bonds) of such Proceeds of the 1999 Series A Bonds at any time being used for a facility which would not be exempt under such Section 142(a)(1) or for working capital, for property of a character not subject to the allowance for depreciation as prescribed in Section 167 of the Code and such rules and regulations or for otherwise non-qualifying costs paid or incurred prior to action taken by the Issuer in respect of any of the Project Facilities pursuant to Treas. Reg. ' 1.150-2. Except for the expenditures described in this
               Section 6.15(C) above, nothing in this Section 6.15 is intended to limit the uses to which any nonqualifying expenditure may be applied by the Company. The Company will not cause the Plans and Specifications to be changed or revised, or the Project Facilities to be operated, maintained, repaired or renovated, in a manner, or take or fail to take any other action, such that the Project Facilities to be financed by the application of the Proceeds of the 1999 Series A Bonds will not qualify as an exempt facility within the meaning of Section 142(a)(1) of the Code and the rules and regulations promulgated thereunder applicable to the 1999 Series A Bonds.

                    E. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not knowingly take or authorize or permit action to be taken or omit to take any action (to the extent that such action is within the control of the Company) with respect to the Project Facilities, or the Proceeds of the 1999 Series A Bonds (including investment earnings thereon), or insurance, condemnation, or any other Proceeds derived directly or indirectly in connection with the Project Facilities, that will knowingly cause the interest on the 1999 Series A Bonds to be included in gross income for federal income tax purposes under Section 103 of the Code (except for any 1999 Series A Bond during any period while any such 1999 Series A Bond is held by a person referred to in
               Section 147(a) of the Code).

                    F. So long as the 1999 Series A Bonds remain Outstanding, the Company will fully comply with all effective rules, rulings and regulations promulgated by the Department of Treasury and the Internal Revenue Service with respect to obligations issued in accordance with Section 142 of the Code so as to maintain in accordance with Section 142 of the Code the exclusion of interest on the Bonds from gross income for federal income tax purposes; and specifically the Company will not cause the Plans and Specifications to be changed or revised, or the Project Facilities to be operated, maintained, repaired or renovated, in a manner such that the Project Facilities financed with the proceeds of the 1999 Series A Bonds will not qualify as an airport or facilities functionally related and subordinate to an airport within the meaning of Section 142 of the Code and the income tax regulations promulgated thereunder.

                    G. The Company has not taken and will not take any action, and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the 1999 Series A Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes (except any 1999 Series A Bonds for any period during which such 1999 Series A Bonds are held by a Asubstantial user@ of the Project Facilities financed with the Proceeds of the 1999 Series A Bonds or a Arelated person@ to such Asubstantial user@ as such terms as defined in Section 147(a) of the Code).

                    H. The Company will at all times comply with all provisions of Section 148 of the Code so long as the 1999 Series A Bonds remain outstanding.

                    I. The Proceeds of the 1999 Series A Bonds will not be applied to finance any Project Facilities unless such use of the Project Facilities shall constitute the first use of such property.

                    J. No aircraft, skybox, or other private luxury box, health club facility, facility primarily used for gambling, store the principal business of which is the sale of alcoholic beverages for consumption off premises, private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sports facility (including handball or racquetball courts), hot tub facility, suntan facility, racetrack, impermissible retail food and drink establishments, automobile sales or service or provision of recreation or entertainment will be financed from the Proceeds of the 1999 Series A Bonds.

                    K. The 1999 Series A Bonds are not and will not be Afederally guaranteed@ (within the meaning of Section 149(b) of the Code).

                    L. The Company will provide all information relating to the Project Facilities or the Company reasonably requested by the Issuer necessary to evidence compliance with the requirements of the Code, including the information in United States Internal Revenue Service Form 8038 filed by the Issuer with respect to the 1999 Series A Bonds and the airport facilities constituting the Project Facilities, and such information (not to include any information relating to the Issuer, as to which no representations will be made) will be true and correct in all material respects.

                    M. At least ninety-five per cent (95%) of the Net Proceeds of the 1999 Series A Bonds and interest thereon (i) will be used to provide property chargeable to the capital account of the Project Facilities financed by Proceeds of the 1999 Series A Bonds for federal income tax purposes and subject to Section 167 of the Code, and will be used either to
               provide   qualified   airport   facilities   or   properties
               functionally related and subordinate thereto which shall serve or be available on a regular basis for the general public use, or be used by a common carrier, within the meaning of Treasury Regulations 1.103-8(a)(2), all within the meaning of Sections 142(a), (b) and (c) of the Code and applicable Treasury Regulations promulgated thereunder and (ii) shall be expended on costs incurred after the date which is sixty (60) days prior to the date of adoption of the preliminary approving resolution of the Issuer adopted in respect of the acquisition, construction and financing of the Project Facilities being, to wit: January 18, 1999

                    N. Within one year prior to the date of issuance of the 1999 Series A Bonds the Company will cooperate with the Issuer in order to comply with the public approval requirements of
               Section 147 of the Code and at or following the issuance of the 1999 Series A Bonds the Company will cooperate with the Issuer in order to comply with the information reporting requirements of Section 149 of the Code by the filing of Internal Revenue Service Form 8038 with the United States Internal Revenue Service.

                    O.  Arbitrage Rebate Compliance.

                         (i) The Company hereby covenants that in connection with the 1999 Series A Bonds it will comply with the requirement for payment of Rebatable Arbitrage to the United States. The Company acknowledges and agrees that the calculation of Rebatable Arbitrage and the payment of the Rebatable Arbitrage to the United States shall be the responsibility of the Company and that neither the Issuer nor the Trustee shall have obligation therefor. The Trustee shall be entitled to rely on any certificate delivered to it by the Company accompanied by an opinion of a Rebate Expert in accordance with the Indenture and shall have no duty to verify the accuracy of such certificate. The Company agrees to indemnify the Issuer and the Trustee against any loss, liability or expense incurred in connection with the Company's failure to pay the Rebatable Arbitrage to the United States as required by this Section.

                         (ii) The Company hereby covenants that on or prior to forty-five (45) days subsequent to the end of each fifth Bond Year applicable to the 1999 Series A Bonds and the retirement of the last obligation of the 1999 Series A Bonds, the Company shall retain a Rebate Expert to compute the Rebatable Arbitrage with respect to the 1999 Series A Bonds for the period ending on the last day of such fifth Bond Year completed, or the retirement of the last obligation of the 1999 Series A Bonds occurring, within forty-five (45) days thereof. Within such forty-five (45)-day period, the Company shall cause to be delivered to the Trustee and the Issuer an opinion of the Rebate Expert concerning its conclusions with respect to the amount of such Rebatable Arbitrage together with a written report providing a summary of the calculations
                    relating  thereto.    In  connection  with  each  such
                    determination of the Rebatable Arbitrage, the Trustee, pursuant to the Indenture, shall report to the Issuer and the Company (i) the amount, if any, theretofore paid to the United States with respect to the 1999 Series A Bonds by the Trustee on behalf of the Issuer pursuant to the Indenture, (ii) the amount in the account of the Rebate Fund established for the payment of Rebatable Arbitrage with respect to the 1999 Series A Bonds at the end of each fifth Bond Year, or at the time of the computation, in the case of the retirement of the last 1999 Series A Bond, (iii) the balance to be added to the account of the Rebate Fund established for the payment of Rebatable Arbitrage with respect to the 1999 Series A Bonds, (iv) if additional amounts are required to be added to the amount in the account of the Rebate Fund established for the payment of Rebatable Arbitrage with respect to the 1999 Series A Bonds, and (v) the balance, if any, to be paid by the Company.

                         (iii) The Company hereby covenants that in the event the amount in the Rebate Fund shall be insufficient to properly fund the account in the Rebate Fund established for the payment of Rebatable Arbitrage with respect to the 1999 Series A Bonds in the manner specified herein, the Company shall, within five (5) days of receipt of the report furnished by the Trustee pursuant to this Section hereof, pay or cause to be paid to the Trustee for deposit into the account in the Rebate Fund established for the payment of Rebatable Arbitrage with respect to the 1999 Series A Bonds, the difference between the amount required to be added to such account in the Rebate Fund and the amount then available for such purpose in the Project Fund. If the Company fails to make or cause to be made any payment required pursuant to this Section 6.16(O)(iii) when due, the Issuer or the Trustee shall have the right, but shall not be required, to make any such payment on behalf of the Company. Any amount advanced by the Issuer or the Trustee pursuant to this clause (iii) shall be added to the moneys owing by the Company under this Agreement and shall be payable on demand with interest.

                         (iv) The Company hereby covenants that it shall direct the Trustee to withdraw from the Rebate Fund and pay over to the United States the Rebatable Arbitrage with respect to the 1999 Series A Bonds in installments as follows: The first payment shall be made not later than 60 days after the end of the fifth Bond Year of the 1999 Series A Bonds. Each subsequent payment shall be made not later than 60 days after the succeeding fifth Bond Year of the 1999 Series A Bonds. Each installment shall be in an amount which ensures that at least 90 percent of the amount of the Rebatable Arbitrage with respect to the 1999 Series A Bonds as of the close of the period ending on the last day of the most recent fifth Bond Year of the 1999 Series A Bonds will have been paid to the United States (determined in accordance with the opinion of the Rebate Expert and accompanying written summary given to the Trustee by the Company concerning Rebatable Arbitrage with respect to the 1999 Series A Bonds for the period ending on the last day of such fifth Bond Year). Not later than 60 days after the retirement of the last obligation of the 1999 Series A Bonds, the United States shall be paid the remaining balance of the Rebatable Arbitrage with respect to the 1999 Series A Bonds.

                         (v) The Company hereby covenants that it shall request the Issuer to direct the Trustee to file the payments to the United States of Rebatable Arbitrage with respect to the 1999 Series A Bonds at the then applicable Internal Revenue Service Center, Ogden, Utah 84201 or such other Internal Revenue Service office authorized to receive payments of Rebatable Arbitrage. All payments of Rebatable Arbitrage shall be accompanied by Form 8038-T or such other form prescribed by the Internal Revenue Service to accompany payments of Rebatable Arbitrage, prepared by the Company, together with any other information which the Company requests the Issuer to instruct the Trustee to accompany such payments. In furtherance of the foregoing, the Issuer shall cooperate with the Company by timely executing the Form 8038-T or such other applicable form prescribed by the Internal Revenue Service.

                         (vi) The Company hereby covenants that the Issuer shall have the right at any time and in the sole and absolute discretion of the Issuer to obtain from the Company and the Trustee the information necessary to determine the amount required to be paid to the United States pursuant to Section 148(f) of the Code. If the Company fails to make or retain a Rebate Expert to make the determination of the amount to be paid to the United States, the Issuer may make or retain a Rebate Expert to make the determination of the amount to be paid to the United States. The Company hereby agrees to be bound by any such determination, to pay the costs of such
                    determination,   including   without   limitation   the
                    reasonable fees and expenses of counsel or a Rebate Expert retained by the Issuer and all Administration Expenses of the Issuer relating thereto, and to pay to the Trustee any additional amounts for deposit in the Rebate Fund required as the result of any such determination.

                    P. In the event the Issuer and the Company receive a written opinion of Bond Counsel to the effect that one or more of the provisions of this Section 6.15 is no longer in effect or is no longer applicable to the 1999 Series A Bonds and that compliance therewith is no longer required, the Issuer and the Company may amend (without any requirement for Bondholder consent) this Section 6.15 to comport with such opinion and shall be under no further duty to comply with any such requirements.

               Section 6.16. Qualified Exempt Facility. The Company covenants that in the event all or a portion of the Project Facilities shall no longer qualify as an airport or property which is functionally related and subordinate to an airport which is an exempt facility within the meaning of Section 142(a)(1) of the Code, the Company shall within ninety (90) days either (i) cause 1999 Series A Bonds to be redeemed pursuant to the Indenture in an amount that will retire all nonqualified bonds (if any) within the meaning of Treasury Regulations Section 1.142-2(e), (ii) establish a defeasance escrow within the meaning of Treasury Regulations
          Section 1.142-2(c) and deposit therein sufficient funds to defease all nonqualified bonds (if any) or (iii) purchase the 1999 Series

          A Bonds in the open market for delivery to the Paying Agent for cancellation in the amount that will retire all nonqualified bonds within the meaning of Treasury Regulations Section 1.142-2(e), unless the Company shall obtain a Favorable Opinion of Bond Counsel to the effect that failure to take one or more of the actions described in clauses (i), (ii) or (iii) of the foregoing will not adversely affect the exclusion of interest on the 1999 Series A Bonds from gross income for federal income tax purposes.

               Section 6.17. No Liability of Issuer.  The 1999 Series A
          Bonds shall be special and limited obligations of the Issuer payable solely and only out of the Trust Estate, including the rental payments made pursuant to Section 4.03 hereof. No holder of any 1999 Series A Bond shall have the right to compel any exercise of the taxing power of the Commonwealth or any political subdivision thereof or of the Issuer to pay principal of, premium, if any, or interest on the 1999 Series A Bonds, and the 1999 Series A Bonds shall not constitute a general indebtedness of the Issuer, the Commonwealth or any political subdivision thereof or a loan of credit thereof within the meaning of any constitutional or statutory provision or limitation of indebtedness.

                                     ARTICLE VII

                        DAMAGE AND DESTRUCTION; CONDEMNATION

               Section 7.01.  Damage or Destruction.

                    (a) The receipts and recoveries of insurance carried pursuant to Section 5.06 shall be applied as provided in this
               Section 7.01 and the Ground Lease. In the event that all or any part of the Project Facilities is destroyed in whole or damaged by fire or other casualty requiring more than $250,000 for rehabilitation and reconstruction, the Company shall by notice given pursuant to Section 10.01, notify the Trustee and the Issuer within 30 days of said occurrence as to whether or not the Project Facilities, or the damaged or destroyed portion thereof, shall be reconstructed and reequipped. If the damage or destruction does not exceed $250,000, the Company shall be obligated to reconstruct and reequip the Project Facilities and shall apply the Net Insurance Proceeds, with the consent of the Issuer, to such reconstruction and reequipping. To the extent the Net Insurance Proceeds exceed $250,000, the Company shall elect that the Project Facilities or some portion thereof be reconstructed and reequipped, (i) all Net Insurance Proceeds with respect to the Project Facilities shall be paid to the Trustee for deposit in a separate account in the Construction Fund and application in accordance with this Section 7.01, or if no 1999 Series A Bonds applicable to such destroyed or damaged Project Facilities are Outstanding, shall be so applied by the Company and (ii) the Company will promptly use its best efforts and proceed with reasonable speed and dispatch to reconstruct and reequip the applicable Project Facilities in accordance with the Plans and Specifications to a condition equivalent to that immediately prior to the event of damage or destruction (subject to any changes, modifications, additions and deletions which the Company desires and to which the Issuer consents in accordance with Section 3.01(c) hereof) and will apply for such purposes so much as may be necessary of any such Net Insurance Proceeds. In the event that the Net Insurance Proceeds are not sufficient to pay in full the costs of such Project Facilities reconstruction and reequipping, the Company will nonetheless complete the work thereof and pay that portion of the costs thereof in excess of the amount of such Net Insurance Proceeds, provided that the Company may request that Additional Bonds be issued to provide Project Facilities costs. Any balance of Net Insurance Proceeds incident to the Project Facilities received by the Trustee remaining after paying therefrom the costs of such reconstruction and reequipping of the Project Facilities pursuant to this Section 7.01 shall be paid to the Trustee for deposit into a separate account in the Bond Fund, and shall be promptly applied, at the direction of the Authorized Company Representative, (a) to be applied by the Trustee to purchase 1999 Series A Bonds in the open market (excluding any portion of the purchase price which is attributable to interest accrued and/or accruing on such 1999 Series A Bonds until the date of purchase) for the purpose of cancellation; (b) to redeem 1999 Series A Bonds on the earliest redemption date thereof (paying principal sums only) for the purpose of cancellation; or (c) to pay the principal of and/or interest on the 1999 Series A Bonds, provided that if the Company directs the Trustee to apply said balance pursuant to clause
               (c) above, the Company shall also deliver to the Trustee and the Issuer a Favorable Opinion of Bond Counsel to the effect that such use will not impair the exclusion of the interest on the 1999 Series A Bonds from gross income for federal income tax purposes. If the Company shall elect that the Project Facilities, or any damaged or destroyed portion thereof, not be reconstructed and reequipped, and any 1999 Series A Bonds are then Outstanding, then all Net Insurance Proceeds allocable to those portions of the Project Facilities that will not be reconstructed and reequipped shall be paid to the Trustee. All such Net Insurance Proceeds received by the Trustee shall be deposited into a separate account in the Bond Fund, and applied to redeem 1999 Series A Bonds (paying principal sums only) on the earliest redemption date permissible for the purpose of cancellation. If the Net Insurance Proceeds are inadequate to pay and discharge the relevant 1999 Series A Bonds, the Company shall pay to the Trustee such moneys as may be required for such payment and discharge. If such Net Insurance Proceeds are in excess of the amount required to pay, redeem, purchase in the open market or defease 1999 Series A Bonds equal in aggregate principal amount to all the then Outstanding 1999 Series A Bonds allocable to such damaged or destroyed portion of the Project Facilities, all such excess shall be paid to the Issuer, as the governmental owner of the Project Facilities.

                    (b) The Company shall not, by reason of the payment of any excess costs as required by the foregoing provisions of this Section 7.01 be entitled to any reimbursement from the Trustee or the Issuer or any abatement or diminution of any of the rents payable under Section 4.03, except as set forth above.

                    (c) In the event that (i) the Company shall have elected that the damaged or destroyed portion of the Project Facilities shall not be reconstructed and reequipped, or the damaged or destroyed portions of the Project Facilities shall be reconstructed and reequipped at the Company's direction, and (ii) 1999 Series A Bonds allocable to the Project Facilities so damaged or destroyed are not then Outstanding, the Net Insurance Proceeds shall be paid to the Issuer, as the governmental owner of the Project Facilities.

               Section 7.02.  Condemnation.

                    (a) The Company, or the Issuer immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking of the Project Facilities or any portion thereof for public or quasi-public use, shall notify one another and the Trustee of the pendency of such proceedings.

                    (b) In the event that title to, or the temporary use of, the Project Facilities or any part thereof shall be taken as a result, or in anticipation of, the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the provisions of this Section 7.02 shall apply.

                    (c) Subject to the provisions of Section 10.01 of this Agreement, in the event that all, or any portion of the Project Facilities shall be so taken by the exercise of the power of eminent domain, the Company shall promptly by notice given pursuant to Section 10.01 notify the Trustee and the Issuer whether or not the Project Facilities, or portion thereof so taken, shall be reconstructed and reequipped. In the event the Company determines to reconstruct and reequip the Project Facilities or some portion thereof, (i) the Gross Award in respect of the Project Facilities shall be paid to the Trustee for deposit in a special account or accounts within the Construction Fund and be applied in accordance with this Section 7.02, or if no 1999 Series A Bonds are outstanding shall be deposited in a segregated bank account in the name of the Issuer and applied by the Company for reconstruction and reequipping of the Project Facilities and
               (ii) the Company will promptly use its best efforts and proceed with reasonable speed and dispatch to reconstruct and reequip the Project Facilities in accordance with the Plans and Specifications to a condition equivalent to that of the Project Facilities immediately prior to the taking (subject to any changes, modifications, additions and deletions which the Company desires and to which the Issuer consents in accordance with Section 3.01(c) hereof) and will apply for such purposes so much as may be necessary of such Gross Award. In the event that such Gross Award is not sufficient to pay in full the costs of such reconstruction and reequipping of the Project Facilities, the Company will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of such Gross Award provided that the Company may request that Additional Bonds be issued to provide Project Facilities costs. Any balance of any Gross Award incident to the Project Facilities received by the Trustee remaining after paying therefrom the costs of such reconstruction and reequipping of the Project Facilities pursuant to this Section 7.02 shall be paid to the Trustee for deposit into a separate account in the Bond Fund, and applied either (a) to be applied by the Trustee to purchase 1999 Series A Bonds in the open market (excluding any portion of the purchase price which is attributable to interest accrued and/or accruing on such 1999 Series A Bonds until the date of purchase) for the purpose of cancellation or (b) to redeem
               1999 Series A Bonds on the earliest redemption date thereof as may be permitted by the Indenture (paying principal sums only) for the purpose of cancellation.  If the Company shall elect that all or any portion of the Project Facilities so taken not be reconstructed and reequipped, then the Gross Award allocable to the Project Facilities not being reconstructed or reequipped shall be paid to the Trustee, who shall apply all or so much of such Gross Award as shall be required to redeem 1999 Series A Bonds on the earliest permissible redemption date (paying principal sums only) for the purpose of cancellation.

                    (d) In case such Gross Award shall exceed the costs of reconstruction and reequipping of the Project Facilities undertaken pursuant to this Section 7.02 and no 1999 Series A Bonds, as applicable, are Outstanding, the balance of such Gross Award received by the Trustee remaining after paying therefrom the costs of such reconstruction and reequipping shall be paid to the Issuer, as the governmental owner of the Project Facilities.

                    (e) The Company shall not, by reason of payment of any excess costs as required by the foregoing provisions of this

               Section or by reason of any diminution of all or any part of the Project Facilities resulting from any taking thereof, be entitled to any reimbursement from the Trustee or the Issuer of any abatement or diminution of the rent payable pursuant to
               Section 4.03, except as set forth above.

                    (f) In the event that less than the whole or less than substantially the whole of the Project Facilities shall be so taken and the remaining part thereof is reconstructed and reequipped as provided in the preceding subsections of this
               Section 7.02 and the cost of such reconstruction or reequipping exceeds the Gross Award available therefor, the Company may request the Issuer to issue Additional Bonds to provide moneys to pay all or part of such excess costs.

                                    ARTICLE VIII

                           EVENTS OF DEFAULT AND REMEDIES

               Section 8.01. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an AEvent of Default@:

                    (a) (i) the Company shall fail to pay when due and owing any installment of Facility Rentals payable pursuant to
               Section 4.03(a)(i); or (ii) the Company shall fail to pay when due and owing any installment of Facility Rentals payable pursuant to Section 4.03(a)(ii).

                    (b) a failure by the Company to pay when due any other amount required to be paid under this Agreement (including, but not limited to Administration Expenses, pursuant to
               Section 4.03(b)) or to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder (other than a failure described in Section 8.01(a) and other than as provided in Section 6.06), which failure shall continue for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, that the Issuer and the Trustee shall be deemed to have agreed to an extension of such period if corrective action, approved in advance by the Issuer, is initiated by the Company within such period and is being diligently pursued and provided further, that failure by the Company to observe tax covenants herein shall not constitute an Event of Default unless (1) such failure results in a Determination of Taxability and (2) the subject 1999 Series A Bonds are not either mandatorily redeemed in accordance with their terms and as provided in the Indenture or defeased as provided in the Indenture prior to such Determination of Taxability.

                    (c) the Company shall file a voluntary petition or
               institute any proceeding under the United States Bankruptcy Code, either as such Code now exists or under any amendment thereof which may hereafter be enacted, or under any act or acts, State or Federal, dealing with or relating to the subject or subjects of bankruptcy or insolvency, or under any amendment to such act or acts, either as a bankrupt, or as an insolvent, or as a debtor, or in any similar capacity, wherein or whereby the Company asks, seeks or prays to be adjudicated a bankrupt, or to be discharged from all of the Company=s debts or obligations, or asks, seeks or prays for a reorganization or to effect a plan of reorganization or for a readjustment of the Company=s debts or for any similar relief; or any involuntary petition in bankruptcy or any other proceedings of the foregoing of similar kind or character shall be filed or be instituted or taken against the Company and shall not be dismissed within ninety (90) days thereof; or a custodian or receiver of the Company or of a substantial portion of the property or assets of the Company shall be appointed by any court and shall not be dismissed within ninety (90) days thereof; or the Company shall make a general assignment for the benefit of the Company=s creditors or the Company shall enter into an agreement of composition with the Company=s creditors; or the Company shall admit in writing its inability to pay its debts generally as they become due.

               Section 8.02. Force Majeure. The provisions of Section 8.01, other than payment of Facility Rentals, are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; order of any kinds of the government of the United States of America or of the Commonwealth or any department, agency, political subdivision, court or official of any of them or any civil or military authority; riots; lightning; earthquakes; fires; hurricanes; tornados; storms; floods; washouts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; the Company=s ability to carry out any one or more of its agreements or obligations contained herein (other than its obligations under Sections 4.03, 5.06, 6.01, 6.10, 6.11 and 6.16)
          is rendered impossible, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing such obligation or obligations during the continuance of such impossibility. The Company shall make reasonable efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements;provided,that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company.

               Section 8.03.  Remedies.

                    (a)  Whenever any Event of Default referred to in clauses
               (a) or (c) of Section 8.01 hereof shall have occurred and be continuing, and in accordance with the terms of the Indenture, the 1999 Series A Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Trustee shall forthwith declare all amounts payable under this Agreement to be immediately due and payable. The amount payable upon such an event shall be an amount equal to the amounts due and payable on the 1999 Series A Bonds, together with all fees and expenses payable pursuant to Sections 6.10 and 8.05, and the Trustee may thereafter take whatever action at law or in equity may be appropriate to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement or enforcement of the Guaranty or the Leasehold Mortgage.

                    Any waiver of any AEvent of Default@ under the Indenture
               and a rescission and annulment of its consequences shall be in writing and shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

                    (b) Upon the occurrence and continuance of any Event of Default, the Issuer may take, or cause to be taken, any action at law or in equity to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company hereunder.

                    (c) Any amounts collected from the Company pursuant to this Section 8.03 shall be applied in accordance with the Indenture.

               Section 8.04 No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right of power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

               Section 8.05. Reimbursement of Attorneys' Fees. If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred, to the extent permitted by law.

               Section 8.06. Waiver of Breach. If any obligation created hereby shall be breached by either of the parties and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Issuer's rights and interests hereunder to the Trustee, the Issuer shall have no power to waive any default hereunder by the Company in respect of such rights and interests (except Unassigned Rights) without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

               Section 8.07. Remedies Reserved Solely to the Issuer. Upon the occurrence of any Event of Default referred to in clauses (a),
          (b) or (c) of Section 8.01 or upon the occurrence of either of the following:

                    (i) Any event of default shall have occurred and be continuing under the provisions of the Ground Lease and such event of default shall continue unremedied for a period of thirty (30) days after the Issuer shall have given to the Company written notice specifying wherein the Company has failed to observe or perform any such covenant, agreement or obligation, plus such additional time as is reasonably required to correct any such failure if the Company has initiated corrective action in such thirty (30) day period and is diligently pursuing the same to completion, or

                    (ii) The Company shall abandon all or substantially all of the Project Facilities for a period of 90 days, other than pursuant to and as permitted by Section 8.08 at any time thereafter so long as the same shall be continuing the Issuer may, at its election, give the Company written notice of intention to terminate this Agreement on a date specified in said notice, which date shall not be earlier than thirty (30) days after such notice is given, and if all Events of Default and events specified in clauses (i) and (ii) of this Section 8.07 have not been cured on the date so specified and if curative action has not been commenced in accordance with clause (b) of Section 8.01 or clause (i) of this Section 8.07 hereof, the Company's rights to possession of the Project Facilities shall cease and this Agreement and term hereof shall thereupon cease; provided that the Company shall be, and shall remain, liable for all Facility Rentals accrued hereunder to the date such termination becomes effective and for all other sums then owing by the Company hereunder; and provided further, that notwithstanding the termination of this Agreement and the term hereof, the Company nevertheless shall continue to be liable for the payment of all rentals reserved under Section 4.03 and shall pay such rentals at the same time and in the same manner as provided in Section 4.03.

               Section 8.08. Termination by the Company After 1999 Series A Bonds are Paid or Defeased. At any time after all of the 1999 Series A Bonds issued under the Indenture have been paid in full, or provisions for the timely payment thereof have been duly made and provided for, and the lien of the Indenture has been defeased according to Article IX thereof, the Company may terminate its obligations hereunder as to the Project Facilities, except that the covenant and obligation of the Company to maintain and keep the Project Facilities in good condition (ordinary wear and tear excepted) so long as the Ground Lease remains in effect, subject to certain exceptions upon reletting by the Issuer, as set forth in
          Section 5.01 hereof, shall remain in full force and effect in accordance with its terms, and to pay all accrued and unpaid Facility Rentals and to pay any accounts payable pursuant to
          Section 8.05 hereof.

               Section 8.09. Termination of Ground Lease or Related Agreement. The termination of the Ground Lease for any reason (AGround Lease Termination@) shall automatically terminate this Agreement.

                                     ARTICLE IX

                         REDEMPTION OF 1999 SERIES A BONDS;

                              COMPLIANCE WITH INDENTURE

               Section 9.01.
                             Redemption of 1999 Series A Bonds. The Company shall have the option to prepay the Facility Rentals due hereunder at any time in whole or in part in order to defease all or a portion of the 1999 Series A Bonds under the circumstances provided in Article IX of the Indenture or to provide for the redemption of 1999 Series A Bonds pursuant to Article IV of the Indenture. The Issuer shall take, or cause to be taken, the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all 1999 Series A Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the 1999 Series A Bonds then Outstanding, upon receipt, not less than five Business Days prior to the day on which the Registrar shall be required to give notice of any such redemption or payment pursuant to the Indenture, by the Issuer, the Registrar and the Trustee from the Company of a notice designating the principal amount of the 1999 Series A Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and specifying the date of redemption and the applicable redemption provision of the Indenture. In addition, the Company shall simultaneously with such notice, furnish to the

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          Registrar a proposed form of notice of such redemption as required by the Indenture.  In connection with any redemption pursuant to
          Section 4.04(4) of the Indenture, the Company shall also deliver to the Trustee the certificate of the Company required by such Section. Pursuant to Section 5.03, the Company shall provide, any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.

               Section 9.02. Extraordinary Mandatory Redemption of 1999 Series A Bonds Upon Determination of Taxability. The Issuer and the Company shall take all actions required to mandatorily redeem the 1999 Series A Bonds at the cost of the Company upon the terms specified in this Agreement and in Section 4.04(3) of the Indenture following the occurrence of a Determination of Taxability, including, but not limited to, prepaying appropriate amounts due on the 1999 Series A Bonds in order to effect such redemption. The 1999 Series A Bonds shall be redeemed by the Issuer, in whole, or in such part as described below, at a redemption price equal to 103% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date, within 180 days following a Determination of Taxability. For purposes of this section, a ADetermination of Taxability@ shall mean the receipt by the Trustee of written notice from a current or former registered owner of a 1999 Series A Bond or from the Company or the Issuer of
          (i) the issuance of a published or private ruling or a technical advice memorandum by the Internal Revenue Service in which the Company participated or has been given the opportunity to participate, and which ruling or memorandum the Company, in its discretion, does not contest or from which no further right of judicial review or appeal exists, or (ii) a final determination from which no further right of appeal exists of any court of competent jurisdiction in the United States in a proceeding in which the Company has participated or has been a party, or has been given the opportunity to participate or be a party, in each case, to the effect that the interest on the 1999 Series A Bonds is included in the gross income of the owners thereof for federal income tax purposes, other than with respect to a person who is a Asubstantial user@ or a Arelated person@ of a substantial user within the meaning of the Section 147 of Internal Revenue Code of 1986, as amended (the ACode@). No Determination of Taxability described above will result from the inclusion of interest on any 1999 Series A Bond in the computation of minimum or indirect taxes.
           All of the 1999 Series A Bonds shall be redeemed upon a Determination of Taxability as described above unless, in the opinion of Bond Counsel, redemption of a portion of the 1999 Series A Bonds of one or more series or one or more maturities would have the result that interest payable on the remaining 1999 Series A Bonds outstanding after the redemption would not be so included in any such gross income.



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               In the event any of the Issuer, the Company or the Trustee has been put on notice or becomes aware of the existence or pendency of any inquiry, audit or other proceedings relating to the 1999 Series A Bonds being conducted by the Internal Revenue Service, the party so put on notice shall give immediate written notice to the other parties of such matters.

               Promptly upon learning of the occurrence of a Determination of Taxability (whether or not the same is being contested), or any of the events described in this Section 9.02, the Company shall give notice thereof to the Trustee and the Issuer.

               Section 9.03. Extraordinary Mandatory Redemption of 1999 Series A Bonds Upon Ground Lease Termination. The Issuer and the Company shall take all actions required to mandatorily redeem the 1999 Series A Bonds in whole upon the terms specified in Section 4.01(2) of the Indenture following the occurrence of a Ground Lease Termination. The Issuer and the Company shall give prompt notice to the Trustee of the occurrence of a Ground Lease Termination.

                                      ARTICLE X

                                    MISCELLANEOUS

               Section 10.01. Notices. Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage or delivery fee prepaid, return receipt requested addressed as provided in Section 15.08 of the Indenture. A copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Trustee, the Registrar or the Paying Agent shall also be given to the others. Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

               Section 10.02. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation, other than the Trustee shall have any right, remedy or claim under or by reasons of this Agreement.

               Section 10.03.  No Personal Liability.

                    (A) No covenant, obligation or agreement of the Issuer shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than his official capacity, and neither the members of the Issuer nor any official executing the 1999 Series A Bonds shall be liable personally with respect to the

               1999 Series A Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

                    (B) No covenant, obligation or agreement of the Company shall be deemed to be a covenant, obligation or agreement of any present or future officer, agent or employee of the Company in other than his official capacity, and neither the officers, agents or employees of the Company nor any officer executing this Agreement shall be liable personally on the Agreement or the 1999 Series A Bonds or be subject to any personal liability or accountability by reason of the delivery or issuance thereof, respectively or by reason of the covenants, obligations or agreements of the Company contained in this Agreement.

               Section 10.04. Amendments. This Agreement may be amended only by written agreement of the parties hereto, subject to the limitations set forth herein and in the Indenture.

               Section 10.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

               Section 10.06. Severability. If any clause, provision or section of this Agreement shall, for any reason, be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provisions had not been contained herein.

               Section 10.07. Governing Law. The laws of the Commonwealth shall govern the construction and enforcement of this Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             KENTON COUNTY AIRPORT BOARD

          (SEAL)

                                             By
                                             __________________________________
                                                               GARY R.BOCKELMAN
                                                                       Chairman


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          ATTEST:



          By ___________________________
                      SHEILA R. HAMMONS
                    Secretary-Treasurer














































                                         59


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                                             MESABA AVIATION, INC.


                                             By
                                             __________________________________
                                                           JOHN S. FREDERICKSEN
                                                        Chief Executive Officer












































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